                                                                   EXHIBIT 99.04

================================================================================

                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                          HEARTLAND TECHNOLOGY, INC.,

                                 ZECAL CORP.,

                                      AND

                             ZECAL TECHNOLOGY, LLC

================================================================================

                               TABLE OF CONTENTS

                                                                              Page
     Section 1.   Purchase and Sale of Assets................................    1
            1.1   Basic Transaction; Purchased Assets........................    1
            1.2   Excluded Assets............................................    3
            1.3   Assumed Liabilities........................................    3
            1.4   Excluded Liabilities.......................................    4

     Section 2.   Consideration..............................................    6
            2.1   Total Consideration........................................    6
            2.2   Working Capital Adjustment.................................    6
            2.3   Allocation.................................................    7

     Section 3.   The Closing................................................    7
            3.1   Closing....................................................    7
            3.2   Closing Transactions.......................................    8

     Section 4.   Conditions to LLC's Obligations............................    8

     Section 5.   Conditions to the HTI Companies' Obligation................   10

     Section 6.   Covenants Prior to Closing.................................   12
            6.1   Affirmative Covenants of Parent and Zecal..................   12
            6.2   Negative Covenants of Parent and Zecal.....................   13
            6.3   Covenants of LLC...........................................   13

     Section 7.   Representations and Warranties of Parent and Zecal.........   14
            7.1   Organization and Corporate Power...........................   14
            7.2   Subsidiaries; Investments..................................   14
            7.3   Authorization; No Breach...................................   14
            7.4   Projections................................................   15
            7.5   Financial Statements.......................................   15
            7.6   Absence of Undisclosed Liabilities.........................   15
            7.7   No Material Adverse Effect.................................   15
            7.8   Absence of Certain Developments............................   16
            7.9   Assets.....................................................   17
            7.10  Real Property..............................................   17
            7.11  Tax Matters................................................   18
            7.12  Contracts and Commitments..................................   18
            7.13  Intellectual Property Rights...............................   20
            7.14  Government Licenses and Permits............................   21
            7.15  Litigation, etc............................................   22
            7.16  Brokerage..................................................   22

            7.17  Employees.............................................   22
            7.18  ERISA.................................................   22
            7.19  Compliance with Laws..................................   24
            7.20  Environmental and Safety Matters......................   24
            7.21  Affiliated Transactions...............................   25
            7.22  Suppliers and Customers...............................   25
            7.23  Names and Locations...................................   25
            7.24  Accounts Receivable...................................   25
            7.25  Inventory.............................................   26
            7.26  Product Warranty......................................   26
            7.27  Year 2000.............................................   26
            7.28  Disclosure............................................   26
            7.29  Closing Date..........................................   26
            7.30  Fraudulent Conveyance and Related Matters.............   26

     Section 8.   Representations and Warranties of LLC.................   27
            8.1   Organization; Power and Authority.....................   27
            8.2   Authorization; No Breach..............................   27
            8.3   Brokerage.............................................   28
            8.4   Prior Activities......................................   28
            8.5   Disclosure............................................   28
            8.6   Closing Date..........................................   28

     Section 9.   Survival; Indemnification.............................   28
            9.1   Survival of Representations and Warranties............   28
            9.2   Indemnification.......................................   28
            9.3   Arbitration Procedure.................................   32

     Section 10.  Termination Provisions................................   34
            10.1  Termination...........................................   34
            10.2  Effect of Termination.................................   34

     Section 11.  INTENTIONALLY DELETED.................................   34

     Section 12.  Tax Matters.  ........................................   34

     Section 13.  Employees and Employee Benefit Matters................   35
            13.1  Employment............................................   35
            13.2  Benefit Plans.........................................   35

     Section 14.  Additional Agreements.................................   36
            14.1  Press Releases and Announcements......................   36
            14.2  Further Transfers.....................................   36
            14.3  Specific Performance..................................   37

            14.4  Waiver of Compliance with Bulk Sales Laws...............  37
            14.5  Transition Assistance...................................  37
            14.6  Confidentiality.........................................  37
            14.7  Expenses................................................  38
            14.8  Access to Records.......................................  38
            14.9  Undertaking of Parent...................................  38

     Section 15.  Definitions.............................................  38

     Section 16.  Miscellaneous...........................................  41
            16.1  Remedies................................................  41
            16.2  Consent to Amendments...................................  41
            16.3  Successors and Assigns..................................  42
            16.4  Agreement to Change Zecal's Name........................  42
            16.5  Counterparts............................................  42
            16.6  Descriptive Headings; Interpretation....................  42
            16.7  Governing Law...........................................  42
            16.8  Notices.................................................  43
            16.9  No Strict Construction..................................  44
            16.10 Entire Agreement........................................  44
            16.11 Severability............................................  44
            16.12 No Third-Party Beneficiaries............................  44
            16.13 Schedules...............................................  45

                            EXHIBITS AND SCHEDULES
                            ----------------------

EXHIBITS
--------

Exhibit A - Allocation
Exhibit B - LLC Interest Purchase Agreement
Exhibit C - Intentionally Deleted
Exhibit D - Intentionally Deleted
Exhibit E - Guaranty
Exhibit F - Fifth Amendment to Credit and Security Agreement


SCHEDULES
---------

Transferred Intellectual Property Rights Schedule
Contracts Schedule
Real Property Schedule
Assumed Liabilities Schedule
Permits Schedule
Financial Statements Schedule
Liabilities Schedule
Developments Schedule
Assets Schedule
Taxes Schedule
Employees Schedule
Employee Benefits Schedule
Litigation Schedule
Compliance Schedule
Environmental Schedule
Affiliated Transactions Schedule
Suppliers and Customers Schedule
Names and Locations Schedule
Accounts Receivable Schedule
Non-Assignable Warranties Schedule

                           ASSET PURCHASE AGREEMENT
                           ------------------------


          THIS ASSET PURCHASE AGREEMENT (this "Agreement") is made as of May
                                               ---------
___, 2000, by and among Heartland Technology, Inc., a Delaware corporation ("Parent"), Zecal Corp., a Delaware corporation ("Zecal" and, together with
  ------                                          -----
Parent, the "HTI Companies") and Zecal Technology, LLC, a Delaware limited
             -------------
liability company ("LLC").  Parent, Zecal and LLC are referred to herein
                    ---
collectively as the "Parties" and individually as a "Party." Except as otherwise
                     -------                         -----
indicated herein, capitalized terms used herein are defined in Section 15
                                                               ----------
hereof.

          Subject to the terms and conditions set forth herein, LLC desires to purchase from Zecal and Zecal desires to sell to LLC all of Zecal's assets (subject to certain of Zecal's liabilities as specifically provided herein), except for certain excluded assets as specifically provided herein.

          NOW, THEREFORE, the Parties agree as follows:

     Section 1.  Purchase and Sale of Assets.
                 ---------------------------

     1.1  Basic Transaction; Purchased Assets. On and subject to the terms and
          -----------------------------------
conditions set forth in this Agreement, LLC hereby agrees to purchase from Zecal, and Zecal hereby agrees to sell, convey, assign, transfer, and deliver on the Closing Date (as defined in Section 3.1) to LLC, free and clear of all Liens
                                -----------
of any kind or nature (other than Permitted Liens), all properties, assets, and rights of any kind, whether tangible or intangible, real or personal, owned, held, used or leased by Zecal (the "Purchased Assets") including, without
                                    ----------------
limitation, the following (but excluding all Excluded Assets as defined below):

          (a) All cash and cash equivalents, notes and accounts receivable (whether current or non-current);

          (b) Subject to the rights of third parties expressly described in the three separate license agreements disclosed on the Transferred Intellectual
                                                   ------------------------
Property Rights Schedule and marked with an asterisk (*) and subject to rights
------------------------
of third parties under licenses granted to Zecal, all of the Intellectual Property Rights owned or used by, issued to or licensed to Zecal, together with all income, royalties, damages and payments due or payable as of the Closing or thereafter (including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof), the right to sue and recover for past infringements or misappropriations thereof and any and all corresponding rights that, now or hereafter, may be secured throughout the world, including, but not limited to, the items set forth on the attached Transferred Intellectual Property Rights Schedule (collectively, the
-------------------------------------------------
"Transferred Intellectual Property Rights");
 ----------------------------------------

          (c) All rights of Zecal existing under leases, subleases, concessions, contracts, licenses, permits, distribution arrangements, sales and purchase agreements, other agreements and business arrangements, including, without limitation, all contracts and agreements described on the Contracts
                                                                  ----------
Schedule attached hereto (it being agreed that neither of the HTI Companies
--------
makes any
representation or warranty as to the assignability or transferability of any such contract which is not a material contract (i.e., any such contract which is not required to be disclosed pursuant to Section 7.12 hereof));

          (d) All rights of Zecal in all real property occupied by Zecal described on the Real Property Schedule attached hereto, and all plants,
                 ----------------------
fixtures, buildings and other improvements located on such property, and all easements, licenses, concessions and other agreements, rights of way, permits and all appurtenances to such property, whether or not vacated, and used in the operation of the business of Zecal (collectively, the "Real Estate");
                                                       -----------

          (e) All tangible personal property, such as machinery, equipment (including all transportation and office equipment and all production equipment), inventories of raw materials and supplies, goods in process and finished goods, fixtures, trade fixtures, tools, dies and furniture owned or used by Zecal wherever located, including, without limitation, all such items which are located in any building, warehouse, office or other space leased, owned or occupied by Zecal and all of Zecal's interest in all leasehold improvements, including, without limitation, all buildings, improvements and fixtures;

          (f) All office supplies, production supplies, spare parts, other miscellaneous supplies, and other tangible property of any kind wherever located, including, without limitation, all property of any kind located in any building, office or other space leased, owned or occupied by Zecal or in any warehouse where any of Zecal's properties and assets may be situated;

          (g) All prepayments, prepaid expenses, deposits, bank accounts, and all security deposits and other prepaid assets;

          (h) All claims, causes of action, choses in action, rights of recovery and rights of set-off of any kind;

          (i) The right to receive and retain mail, accounts receivable payments and other communications;

          (j) The right to bill and receive payment for products shipped or delivered and/or services performed but unbilled or unpaid as of the Closing (as defined in Section 3.1);
           -----------

          (k) All lists, records and other information pertaining to accounts, personnel, referral sources and suppliers and customers; and all books, ledgers, files and business records of every kind; in each case whether evidenced in writing, electronically (including, without limitation, by computer) or otherwise;

          (l) All advertising, marketing and promotional materials and all other printed or written materials;

          (m) All permits, licenses, certificates of occupancy, franchises, certifications and approvals from all permitting, licensing, accrediting and certifying agencies or third parties, and the rights to all data and records held by such permitting, licensing and certifying agencies or third parties;

          (n) All goodwill as a going concern and all other intangible properties; and

          (o) All other property, assets, rights and interests of every kind and nature, whether tangible or intangible, and wherever located and by whomever possessed which are owned, leased or used by Zecal, or in which Zecal has an interest, on the Closing Date.

     1.2  Excluded Assets. Notwithstanding the foregoing, the following assets
          ---------------
(the "Excluded Assets") are expressly excluded from the purchase and sale
      ---------------
contemplated hereby and, as such, are not included in the Purchased Assets:

          (a) The right to receive mail and other communications addressed to Zecal relating solely to any of the Excluded Assets or the Excluded Liabilities;

          (b) Any and all rights of Zecal with respect to the claims, refunds, causes of action, choses in action, rights of recovery, rights of set-off and all other rights and assets of every kind and nature to the extent related to the Excluded Liabilities;

          (c) All securities to be received by Zecal from LLC and all other rights of Zecal under this Agreement;

          (d) All pension, profit sharing, cash or deferred Section 401(k) plans and trusts and the assets thereof, and any other employee benefit plan or arrangement and the assets thereof, if any, maintained by or on behalf of Zecal; and

          (e)  The minute books and tax records of Zecal.

     1.3  Assumed Liabilities.  On and subject to the terms and conditions
          -------------------
specified in this Agreement, as a portion of the Purchase Consideration (as defined in Section 2.1 below), on the Closing Date, LLC will assume and agree to
           -----------
pay, defend, discharge and perform as and when due only the following specified liabilities and obligations of Zecal (the "Assumed Liabilities"):
                                           -------------------

          (a) Except for any liability or obligation to Parent or any of its Affiliates (all of which Parent and Zecal agree shall be contributed to Zecal's capital effective as of the Closing Date), all of Zecal's trade payables and other current accrued liabilities (including, without limitation, real estate taxes and any accrued rent of Zecal arising in connection with the real property described in Section 7.10(a) hereof), to the extent that such items are properly
             ---------------
recorded as current liabilities on the Latest Balance Sheet (as defined in
Section 7.5 below) (but not including any liabilities set forth in the notes
-----------
thereto, if any) or incurred in the ordinary course of business by Zecal after the date of the Latest Balance Sheet;

          (b) the obligation to reimburse Zecal in the amounts, and on the payment dates indicated on the Assumed Liabilities Schedule, upon Zecal's
                               ----------------------------
presentation of customary documentation to LLC on or prior to each such scheduled payment date evidencing that Zecal has paid a corresponding amount of Indebtedness for Borrowed Money owed by Zecal to Zecal, Inc. (an Affiliate of Lucas Varity Corporation), it being agreed by each of the Parties that the promissory note evidencing Zecal's indebtedness to Zecal, Inc. is not transferable pursuant to its terms and accordingly, all such Indebtedness for Borrowed Money shall be retained by Zecal and shall remain the obligation solely of Zecal;

          (c) upon proper assignment thereof, Zecal's obligations under the Zsamboky Technology Agreement, as described on the Assumed Liabilities Schedule;
                                                   ----------------------------

          (d) those employment contracts, severance payment obligations and deferred compensation obligations expressly described on the Assumed Liabilities
                                                             -------------------
Schedule; and
--------

          (e) Except for any liability or obligation arising out of or in connection with any breach thereof arising out of facts, events or circumstances occurring prior to the Closing Date, Zecal's liabilities and obligations for both payment and performance under the agreements, leases, contracts and commitments listed on the Contracts Schedule and under written or oral
                          ------------------
agreements, leases, contracts and commitments entered into in the ordinary course of business which are not required by the terms of this Agreement to be listed on the Contracts Schedule in existence on the date of the Latest Balance
              ------------------
Sheet or entered into in the ordinary course of business by Zecal after the date of the Latest Balance Sheet, but only to the extent that such agreements, leases, contracts and commitments constitute Purchased Assets.

     1.4  Excluded Liabilities.  Notwithstanding anything to the contrary
          --------------------
contained in this Agreement and regardless of whether such liability or obligation is disclosed herein or in any Schedule or Exhibit hereto, LLC will not assume or be liable for any of the following liabilities or obligations of Zecal (the "Excluded Liabilities") and none of the following liabilities or
            --------------------
obligations will be "Assumed Liabilities" for purposes of this Agreement:

          (a)  any of Zecal's liabilities or obligations under this Agreement;

          (b) except as otherwise provided herein, any of Zecal's liabilities or obligations for expenses, Taxes or fees incident to or arising out of the negotiation, preparation, approval or authorization of this Agreement or the consummation (or preparation for the consummation) of the transactions contemplated hereby (including, without limitation, all attorneys' and accountants' fees and recording and transfer Taxes);

          (c)  except with respect to the real estate taxes described in Section
                                                                         -------
1.3(a), any liability or obligation of Zecal in respect of any Taxes, and
------
specifically (but without limitation), LLC will not assume or be liable for any liabilities or obligations for Taxes imposed by reason of the sale or conveyance of the Purchased Assets to LLC (all of which shall be satisfied solely by Zecal); it being understood and agreed that LLC shall not be deemed to be Zecal's transferee or successor with respect to any Taxes (except as specified in Section 1.3(a) with
                                                            --------------
respect to real estate taxes);

          (d)  any liability or obligation of Zecal (other than as set forth in
Section 1.3(a)) arising as a result of or in connection with the failure of
--------------
Zecal to comply with any bulk sales or bulk transfer laws;

          (e) any of Zecal's liabilities or obligations (i) arising by reason of any violation or alleged violation of any federal, state, local or foreign law or any requirement of any governmental authority (including, without limitation, liabilities or obligations arising out of civil litigation brought by any Person), (ii) arising by reason of any breach or alleged breach by Zecal of any agreement, con tract, lease, commitment, instrument, judgment, order or decree (regardless of when any such violation or breach is asserted), (iii) arising by reason of any actual or alleged infringement, misappropriation or conflict with the Intellectual Property Rights of any third party by Zecal or
(iv) otherwise arising by reason of any active, pending, threatened or potential litigation;

          (f) any liability or obligation owing to any stockholders of Zecal or any of their Affiliates (including, without limitation, any intercompany indebtedness or trade payables or rights of setoff existing in favor of Parent or any its Affiliates);

          (g)  any liability related to the Excluded Assets;

          (h) any obligation or liability related to any environmental, health or safety matter (contingent or otherwise and including liability for response costs, personal injury, property damage or natural resource damage);

          (i)  except as forth in Section 1.3 hereof or with respect to the
                                  -----------
Guaranty (as defined in Section 2.1), any liability or obligation of Zecal
                        -----------
relating to Indebtedness for Borrowed Money, guarantees of indebtedness or obligation for dividends (whether or not accrued);

          (j)  except as expressly set forth on the Assumed Liabilities
                                                    -------------------
Schedule, any liability or obligation of Zecal relating to any employment
--------
contracts, severance payment obligations or deferred compensation obligations;

          (k) to the extent applicable, any interest, penalties or premium related to any Excluded Liabilities;

          (l) any liabilities, obligations or responsibilities relating to or arising under any "employee benefit plan" (as defined in Section 3(3) of ERISA), or any other employee benefit plan, program or arrangement, at any time maintained or contributed to by Zecal or any trade or business (whether or not incorporated) which is or has ever been under common control or treated as a single employer with Zecal under Section 414 of the Code (an "ERISA Affiliate"),
                                                              ---------------
or with respect to which Zecal or any ERISA Affiliate have any liability or potential liability, or any liabilities, obligations or responsibilities relating to the compensation of Zecal employees for all periods of employment through the Closing Date; or

          (m) any other liability or obligation of Zecal not expressly assumed by LLC under Section 1.3 above (including, without limitation, any liabilities
             -----------
or obligations arising out of transactions entered into at or prior to the Closing, any action or inaction at or prior to the Closing or any state of fact existing at or prior to the Closing, regardless of when asserted).

          Zecal will retain, pay, satisfy and discharge the Excluded Liabilities in accordance with the terms thereof.

     Section 2.  Consideration.
                 -------------

     2.1  Total Consideration.  The total consideration to be paid to Zecal for
          -------------------
the sale of the Purchased Assets (the "Purchase Consideration") shall be the
                                       ----------------------
assumption by LLC of the Assumed Liabilities, the issuance by LLC of Common Company Interests (as defined in that certain Limited Liability Agreement of the LLC dated as of the date hereof (the "LLC Agreement")) representing 50% of the
                                      -------------
entire Company Interest of the LLC as of the date hereof (the "Zecal Interest")
                                                               --------------
and the guaranty of up to $1.45 million of P.G. Design's Indebtedness for Borrowed Money pursuant to the form of guaranty attached hereto as Exhibit E
                                                                   ---------
(the "Guaranty").  The Purchase Consideration shall be adjusted pursuant to
      --------
Section 2.2 hereof.
-----------

     2.2  Working Capital Adjustment.
          --------------------------

          (a) Promptly, but in any event within thirty (30) days after the Closing Date, Zecal shall prepare and deliver to LZ Partners, LLC (as defined in the Members Agreement) an audited balance sheet of Zecal as of the Closing Date (the "Closing Balance Sheet") which will reflect Zecal's determination of the
      ---------------------
Net Working Capital as of the Closing Date (the "Closing Working Capital"). "Net
                                                 -----------------------     ---
Working Capital" shall be equal to the excess of the Purchased Assets which are
---------------
current assets over the Assumed Liabilities which are current liabilities determined in accordance with GAAP. If any item on (or which should be reflected on) the Latest Balance Sheet is not reflected in accordance with GAAP in effect as of the Closing Date (based upon authoritative accounting pronouncements and literature), the Closing Balance Sheet and Net Working Capital will nonetheless be prepared and computed in accordance with GAAP in effect as of the Closing Date. In preparing the Closing Balance Sheet and computing the Net Working Capital, all accounting entries (including all liabilities and accruals) will be taken into account regardless of their amount and all errors and omissions will be corrected and all proper adjustments will be made.

          (b) Unless, within the thirty (30) day period following Zecal's delivery of the Closing Balance Sheet, LZ Partners, LLC tenders written notice to Zecal (the "Dispute Notice") setting forth any and all items of disagreement
               --------------
related to the Closing Balance Sheet (each, an "Item of Dispute"), the Closing
                                                ---------------
Balance Sheet and Zecal's determination of the Closing Working Capital shall be conclusive and binding upon LZ Partners, LLC and upon each of the parties hereto. If LZ Partners, LLC delivers a Dispute Notice to Zecal within such thirty (30) day period, Zecal and LZ Partners,

LLC shall use reasonable efforts to resolve their differences concerning the Items of Dispute, and if any Item of Dispute is so resolved the Closing Balance Sheet and the Closing Working Capital shall be modified as necessary to reflect such resolution. If any Item of Dispute remains unresolved twenty (20) after receipt of the Dispute Notice by Zecal, then Zecal and LZ Partners, LLC shall jointly retain a mutually agreeable independent accounting firm of recognized national standing which has not previously audited the Parent (the "Accounting
                                                                    ----------
Firm") to resolve such remaining disagreement. If Zecal and LZ Partners, LLC are
----
unable to agree on the choice of the Accounting Firm, then the Accounting Firm will be a "Big-Five" accounting firm selected by lot (after excluding one firm designated by Zecal and one firm designated by LZ Partners, LLC). Zecal and LZ Partners, LLC shall instruct the Accounting Firm to render a determination as to each unresolved Item of Dispute within thirty (30) days after its retention, and Zecal and LZ Partners, LLC shall cooperate fully with the Accounting Firm so as to enable it to make such determination as promptly as practicable. The Accounting Firm's determination as to each Item of Dispute submitted to it shall be in writing, shall conform with this Section 2.2, and shall be conclusive and
                                       -----------
binding upon each of the parties hereto and LZ Partners, LLC, and the Closing Balance Sheet and the Closing Working Capital shall be modified as necessary to reflect such determination. The costs and expenses of the Accounting Firm shall be borne equally by LLC and Zecal.

          (c) If the sum of (x) the Closing Working Capital (as finally determined pursuant to Section 2.2(b) hereof) and (y) $344,000 results in a
                       --------------
negative number, then (i) Zecal and Parent shall, no later than December 31, 2001, deliver to LLC by wire transfer of immediately available funds an amount equal to such deficiency (i.e., the difference between (i) the sum of (A) the Closing Working Capital and (B) $344,000 and (ii) zero) or (ii) on January 1, 2002, Zecal's relevant percentage of the Company Interests (as defined in the LLC Agreement) shall be immediately reduced as if LLC made a capital distribution to Zecal equal to the amount of such deficiency, and such distribution shall be treated in the same manner as the deemed distribution described in Section 4.1(d)(ii)(B) of the LLC Agreement (i.e., Zecal's relevant ownership percentage of the Company shall be adjusted as described in Section 4.1(d)(ii)(B) of the LLC Agreement). For purposes of this Section 2.3(c), obligations for Indebtedness for Borrowed Money guarantied by LLC pursuant to the Guaranty shall not be included as a liability in the calculation of Closing Working Capital.

          (d)  All amounts owed pursuant to this Section 2.2 shall include
                                                 -----------
interest charges, from the Closing Date to the date of payment or distribution, at 10% per annum, compounded monthly, calculated on the basis of a 365-day year.

     2.3  Allocation. The Purchase Consideration shall be allocated in
          ----------
accordance with Exhibit A hereof.
                ---------

     Section 3.  The Closing.
                 -----------

     3.1  Closing.  The closing of the transactions contemplated by this
          -------
Agreement (the "Closing") shall take place at the offices of Jenner & Block, One
                -------
IBM Plaza, Chicago, Illinois 60611, commencing at 10:00 a.m. on a date which is three business days after all of the conditions specified in Sections 4 and 5
                                                             ----------     -
hereof have been satisfied or waived by the Party entitled to waive such conditions, or on such other date as may be mutually agreeable to the Parties hereto (the "Closing Date").
             ------------

     3.2  Closing Transactions.  Subject to the conditions set forth in this
          --------------------
Agreement, the Parties shall consummate the following transactions (the "Closing
                                                                         -------
Transactions") on the Closing Date:
------------

          (a) Zecal will convey to LLC good and marketable title to all of the Purchased Assets, free and clear of all Liens (other than Permitted Liens), and deliver to LLC, bills of sale, assignments of leases and contracts, documents acceptable for recordation in the United States Patent and Trademark Office, the United States Copyright Office and any other similar office, department or agency and all other instruments of conveyance which are necessary or desirable to effect transfer of the Purchased Assets (collectively, "Conveyance
                                                           ----------
Documents");
---------

          (b) LLC will deliver to Zecal such instruments of assumption and guaranty as are required in order for LLC to assume the Assumed Liabilities;

          (c) LLC shall deliver to Zecal a fully executed copy of the LLC Agreement, evidencing ownership of the Zecal Interest;

          (d)  LLC shall execute and deliver the Guaranty; and

          (e) Parent and Zecal shall deliver the opinions, certificates and other documents and instruments required to be delivered by or on behalf of such Party under the terms hereof.

     Section 4.  Conditions to LLC's Obligations.  The obligation of LLC to
                 -------------------------------
consummate the transactions contemplated by this Agreement is subject to the satisfaction (or written waiver by LLC) of the following conditions as of the Closing Date:

     4.1  The representations and warranties set forth in Section 7 hereof shall
                                                          ---------
be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by Parent or Zecal to LLC pursuant to Section
                                                                        -------
6.1(f) hereof);
------

     4.2 Parent and Zecal shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by each of them under this Agreement and the agreements contemplated hereby on or prior to the Closing;

     4.3 All consents by third parties that are required for the consummation of the transactions contemplated hereby shall have been obtained, and release of any and all Liens (except for Permitted Liens) or other security interests held by third parties on the Purchased Assets shall have been obtained, all on terms satisfactory to LLC;

     4.4 All governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to LLC;

     4.5 No action, suit or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable judgment, decree, injunction, order or ruling would prevent the performance of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement, cause such transactions to be rescinded or adversely affect the right of LLC to lease, use, occupy, own, operate or control the Purchased Assets, and no judgment, decree, injunction, order or ruling shall have been entered which has any of the foregoing effects;

     4.6 LLC shall have received an opinion, dated the Closing Date, of Lawrence Adelson, counsel to the HTI Companies, in form and substance satisfactory to LLC;

     4.7 The acquisition of the Purchased Assets by LLC shall not be prohibited by any applicable law or governmental regulation, shall not subject LLC to any penalty, liability or other ongoing conditions under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which the acquisition is subject;

     4.8 On or prior to the Closing Date, Parent and/or Zecal, as applicable, shall have delivered to LLC each of the following:

          (a) a certificate from Parent and/or Zecal, as applicable, in a form reasonably satisfactory to LLC, dated the Closing Date, stating that the conditions specified in this Section 4 have been satisfied;
                             ---------

          (b) copies of all third party and governmental consents, approvals, authorizations, notifications, filings, releases and terminations required to be obtained by Parent and/or Zecal in connection with the consummation of the transactions contemplated herein;

          (c) certified copies of the resolutions of the boards of directors of each of the HTI Companies and the stockholders of Zecal approving the transactions contemplated by this Agreement and the other agreements contemplated hereby to which each is a party;

          (d) certificates of the Secretary of State of Delaware and any other state where Zecal is qualified to do business certifying that Zecal is in good standing in such state;

          (e) a certificate of the Secretary of State of Delaware certifying that Parent is in good standing in Delaware;

          (f) an affidavit dated as of the Closing Date and sworn under penalty of perjury, setting forth the name, address and federal tax identification number of Zecal stating that Zecal is not a "foreign person" pursuant to Section 1445 of the Code;

          (g) a written fairness opinion from Houlihan Smith & Company Inc., dated as of the date hereof and addressed to the HTI Companies and LLC and its members, to the effect that, as of such date, the transactions contemplated by this Agreement and each of the other transactions contemplated hereby are fair, from a financial point of view, to the HTI Companies and their respective stockholders;

          (h) an executed copy of the Fifth Amendment to Credit and Security Agreement, between P.G. Design and Wells Fargo Business Credit, Inc., in the form of Exhibit F hereto, and the Parties shall have received written
        ---------
notification from Wells Fargo Business Credit, Inc. that such amendment is effective; and

          (i) such other documents or instruments as LLC may reasonably request to effect the transactions contemplated hereby.

     4.9 All corporate proceedings to be taken by Parent or Zecal in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, opinions, instruments and other documents required to be delivered by Parent or Zecal to effect the transactions contemplated hereby reasonably requested by LLC shall be reasonably satisfactory in form and substance to LLC.

Any condition in this Section 4 may be waived by LLC; provided that no such
                      ---------
waiver will be effective unless it is set forth in writing.

     Section 5.  Conditions to the HTI Companies' Obligation.  The obligation of
                 -------------------------------------------
the HTI Companies to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or written waiver by Parent and Zecal) of the following conditions as of the Closing Date:

     5.1  The representations and warranties set forth in Section 8 hereof shall
                                                          ---------
be true and correct in all material respects at and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (without taking into account any disclosures made by LLC to the HTI Companies pursuant to
Section 6.3(a));
--------------

     5.2 LLC shall have performed and complied in all material respects with all of the covenants and agreements required to be performed by it under this Agreement and the agreements contemplated hereby on or prior to the Closing;

     5.3 All governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained on terms reasonably satisfactory to the HTI Companies;

     5.4 The sale of the Purchased Assets by Zecal shall not be prohibited by any applicable law or governmental regulation, shall not subject any of the HTI Companies to any penalty, liability or other ongoing conditions under or pursuant to any applicable law or governmental regulation, and shall be permitted by laws and regulations of the jurisdictions to which the sale is subject;

     5.5 Concurrently with the execution of this Agreement, LZ Partners, LLC and LLC shall have entered into and delivered the LLC Interest Purchase Agreement, in the form attached hereto as Exhibit B, and LLC Interest Purchase
                                          ---------
Agreement shall be in full force and effect and the transactions contemplated thereby (i.e., the funding contemplated therein) shall have been consummated;

     5.6 On or prior to the Closing Date, LLC shall have delivered to Zecal each of the following:

          (a) a certificate from LLC in a form reasonably satisfactory to the HTI Companies, dated the Closing Date, stating that the conditions specified in Sections 5.1 and 5.2 have been satisfied;
------------     ---

          (b) a certificate of the secretary of state of the State of Delaware certifying that LLC is in good standing in Delaware; and

          (c) certified copies of the resolutions of LLC's Board (as that term is defined in the LLC Agreement) approving the transactions contemplated by this Agreement and all other agreements contemplated herein to which LLC is a party.

     5.7 All corporate proceedings to be taken by LLC in connection with the consummation of the Closing Transactions and the other transactions contemplated hereby and all certificates, instruments and other documents required to be delivered by LLC to effect the transactions contemplated hereby reasonably requested by the HTI Companies shall be reasonably satisfactory in form and substance to the HTI Companies.

     5.8 On or prior to the Closing Date, Zecal shall have received each of the following:

          (a) a written fairness opinion from Houlihan Smith & Company Inc., dated as of the date hereof and addressed to the HTI Companies and LLC and its members, to the effect that, as of such date, the transactions contemplated by this Agreement and each of the other transactions contemplated hereby are fair, from a financial point of view, to the HTI Companies and their respective stockholders; and

          (b) an executed copy of the Fifth Amendment to Credit and Security Agreement, between P.G. Design and Wells Fargo Business Credit, Inc., in the form of Exhibit F hereto, and the Parties shall have received written
        ---------
notification from Wells Fargo Business Credit, Inc. that such amendment is effective.

Any condition specified in this Section 5 may be waived by the HTI Companies,
                                ---------
provided that no such waiver will be effective unless it is set forth in a writing executed by Parent and Zecal.

     Section 6. Covenants Prior to Closing.
                --------------------------

     6.1  Affirmative Covenants of Parent and Zecal. Prior to the Closing,
          -----------------------------------------
unless LLC otherwise agrees in writing and except as expressly contemplated by this Agreement, Parent and/or Zecal, as applicable, covenant and agree to use their best commercial efforts to:

          (a) conduct the business and operations of Zecal only in the usual and ordinary course of business consistent with past practice and use reasonable efforts to keep Zecal's business organization and properties intact, including its present business operations, physical facilities, working conditions and employees and its present relationships with lessors, licensors, suppliers and customers and others having business relations with it;

          (b) keep in full force and effect Zecal's corporate existence and all rights, franchises and Transferred Intellectual Property Rights and all governmental licenses, permits, approvals and other authorizations relating or pertaining to its business and use their best efforts to cause Zecal's current insurance (or reinsurance) policies not to be canceled or terminated or any of the coverage thereunder to lapse;

          (c) maintain the Purchased Assets in good repair, order and condition (normal wear and tear excepted) consistent with current needs, replace in accordance with past practices its inoperable, worn out or obsolete assets with assets of good quality consistent with past practices and, in the event of a casualty, loss or damage to any of such assets or properties prior to the Closing Date, either repair or replace such damaged property or use the proceeds of such insurance in such other manner as mutually agreed upon by all of the Parties hereto;

          (d) encourage employees of Zecal to accept their employment with LLC after the Closing and provide prompt notice to LLC of any employee or group of employees of Zecal which has given notice to Parent or Zecal of his, her or their intention to terminate employment with Zecal;

          (e) maintain the books, accounts and records of Zecal in accordance with past custom and practice;

          (f) promptly (once Parent or Zecal obtains knowledge thereof) inform LLC in writing of any variances from the representations and warranties contained herein or any breach of any covenant hereunder by Parent or Zecal;

          (g) cooperate with LLC and use best efforts to cause the conditions to LLC's obligations to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental notices, filings, authorizations, approvals, consents, releases and terminations necessary or desirable to consummate the transactions contemplated hereby); and

          (h) comply with all applicable laws, ordinances, and regulations in the operation of the business of Zecal.

     6.2  Negative Covenants of Parent and Zecal.  Prior to the Closing, unless
          --------------------------------------
LLC otherwise agrees in writing and except as expressly contemplated by this Agreement, Zecal shall not and, in the case of clause (i), Parent shall not and shall not permit any of its Subsidiaries to:

          (a) make any loans, enter into any insider transactions with or make or grant any increase in any employee's or officer's compensation or make or grant any increase in any employee benefit plan, incentive arrangement or other benefit covering any of the employees of Zecal, except in the case of any increase in any employee's compensation, in the ordinary course of business consistent with past practice;

          (b) establish, amend, terminate, or, except in the ordinary course of business consistent with past practice, contribute to any Plan (as defined in
Section 7.18(a) hereof) covering the employees of Zecal;
---------------

          (c) enter into any contract, agreement or transaction, other than in the ordinary course of business consistent with past practice and at arm's length with unaffiliated Persons;

          (d) amend, extend or renew any leases for any of its Real Estate or enter into any new lease, sublease, license, concession or other agreement for the use or occupancy of real property;

          (e) change in any material respect any accounting practices, including those relating to the timing of transactions (e.g., the acceleration of delivery of products or services, the recognition of revenue or expenses, delay the payment of accounts payable or accrued expenses or accelerate the collection of accounts receivable);

          (f) buy, sell, lease, license or otherwise dispose of any Purchased Assets or permit, allow or suffer any Purchased Assets to be subjected to any Lien;

          (g) terminate, amend or modify any contract, agreement or commitment required to be listed on the Contracts Schedule or any governmental license,
                             ------------------
permit or other authorization required to be listed on the Permits Schedule;
                                                           ----------------

          (h) take any action or omit to take any action which act or omission could reasonably be anticipated to have a Material Adverse Effect; or

          (i) make, declare or resolve to make any distribution of all or any portion of Zecal's capital stock.

     6.3  Covenants of LLC.  Prior to the Closing, LLC shall:
          ----------------

          (a) promptly (once it obtains knowledge thereof) inform the HTI Companies in writing of any variances from the representations and warranties of LLC contained herein or any breach of any covenant hereunder by LLC; and

          (b) cooperate with the HTI Companies and use best efforts to cause the conditions to the HTI Companies' obligations to close to be satisfied (including, without limitation, the execution and delivery of all agreements contemplated hereunder to be so executed and delivered and the making and obtaining of all third party and governmental filings, notices, authorizations, approvals, consents, releases and terminations necessary or desirable to consummate the transactions contemplated by this Agreement).

     Section 7. Representations and Warranties of Parent and Zecal.  As a
                --------------------------------------------------
material inducement to LLC to enter into this Agreement, Zecal and Parent hereby jointly and severally represent and warrant to LLC that:

     7.1  Organization and Corporate Power.  Each HTI Company is a corporation
          --------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware. Zecal is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires Zecal to be so qualified. Zecal possesses all requisite corporate power and authority necessary to own and operate its properties and to carry on its businesses as now conducted. Each of Zecal and Parent possess all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement. The copies of Zecal's certificate of incorporation and bylaws which have been furnished to LLC's counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. No HTI Company is in default under or in violation of any provision of its certificate of incorporation or bylaws.

     7.2  Subsidiaries; Investments.  Zecal does not own or control (directly or
          -------------------------
indirectly), hold or have any rights or options to subscribe for, purchase or acquire any shares of stock, partnership interest, joint venture interest, equity participation or any other security or interest in any other Person.

     7.3  Authorization; No Breach.  The execution, delivery and performance by
          ------------------------
each HTI Company of this Agreement, the other agreements contemplated hereby to which it is a party and each of the transactions contemplated hereby or thereby, have been duly and validly authorized by such HTI Company and no other corporate act or proceeding on the part of such HTI Company, its board of directors or its stockholders is necessary to authorize the execution, delivery or performance by such HTI Company of this Agreement or any other agreement contemplated hereby to which it is a party or the consummation of any of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by each HTI Company and this Agreement constitutes, and the other agreements contemplated hereby to which such HTI Company is a party, upon execution and delivery by such HTI Company in accordance with the terms hereof will each constitute, a valid and binding obligation of such HTI Company, enforceable against it in accordance with its terms. The execution and delivery by each HTI Company of this Agreement and all other agreements contemplated hereby to which such HTI Company is a party, and the fulfillment of and compliance with the respective terms thereof by such HTI Company does not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the giving of notice, the passage of time or both), (iii) result in the creation of any Lien upon the Purchased Assets, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or
(vi) require any permit, authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the certificate of incorporation or bylaws of any HTI Company, or any law, statute, rule or regulation to which such HTI Company is subject, or any instrument, contract, lease, license, order, judgment, decree or other agreement to which such HTI Company is subject.

     7.4  Projections.  Certain sales projections for Zecal's business (together
          -----------
with certain estimates of customer orders and other revenue and profit forecasts for Zecal's business previously delivered to LZ Partners, LLC, the "Projections"), which Projections are based on good faith estimates and
 -----------
assumptions made by the HTI Companies, have been initialed by an officer of Zecal and delivered to LZ Partners, LLC prior to the date hereof. To the best of its Knowledge, each of the HTI Companies believes that the Projections are reasonable and attainable, it being recognized by LLC, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results. To the best of its Knowledge, none of the HTI Companies is aware of any existing fact which could reasonably be expected to have a Material Adverse Effect, which has not been disclosed herein or in the schedules hereto.

     7.5  Financial Statements.  Attached hereto as the Financial Statements
          --------------------                          --------------------
Schedule are Zecal's unaudited balance sheet (the "Latest Balance Sheet") as of
--------                                           --------------------
December 31, 1999 and the related statements of income and cash flows for the 12-month period then ended. Each of the aforementioned financial statements (including in all cases the notes thereto, if any) is accurate and complete, is consistent with the books and records of Zecal (which, in turn, are accurate and complete), has been prepared in accordance with Zecal's past practice consistently applied throughout the periods covered thereby and presents fairly the financial condition, results of operations, shareholders' equity and cash flows of Zecal as of the times and for the periods referred to therein in accordance with Zecal's past practice.

     7.6  Absence of Undisclosed Liabilities.  Except as set forth on the
          ----------------------------------
attached Liabilities Schedule, Zecal does not have any obligation or liability
         --------------------
(whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to Zecal, whether due or to become due and regardless of when asserted) arising out of transactions entered into at or prior to the date hereof, or any action or inaction at or prior to the date hereof, or any state of facts existing at or prior to the date hereof, other than: (i) liabilities set forth on the face of the Latest Balance Sheet, (ii) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability resulting from noncompliance with any applicable laws, breach of contract, breach of warranty, tort, infringement, claim, lawsuit or environmental matter) and (iii) liabilities under executory contracts or commitments which are listed on the Contracts Schedule or under executory contracts and commitments which are not
------------------
required to be listed thereon (but not liabilities for actual or alleged breaches thereof).

     7.7  No Material Adverse Effect.  Since the date of the Latest Balance
          --------------------------
Sheet, there has occurred no fact, event or circumstance which has had, or could reasonably be expected to have, a

Material Adverse Effect. Since the date of the Latest Balance Sheet, Zecal has conducted its business consistent with past practice.

     7.8  Absence of Certain Developments.  Except as expressly contemplated by
          -------------------------------
this Agreement or as set forth on the attached Developments Schedule, since the
                                               ---------------------
date of the Latest Balance Sheet, Zecal has not:

          (a) mortgaged, pledged or encumbered any Purchased Assets (including, without limitation, any Intellectual Property Rights) or subjected any of them to any Lien, except for any Permitted Liens;

          (b) sold, leased, assigned, licensed or transferred (including, without limitation, transfers to stockholders or any employees or Affiliates of any of the HTI Companies) any of the Purchased Assets (including, without limitation, any Intellectual Property Rights) except in the ordinary course of its business or canceled any material debts or claims owing to or held by it;

          (c) disclosed any material proprietary confidential information to any Person or abandoned or permitted to lapse any Intellectual Property Rights or other intangible asset;

          (d) made capital expenditures or commitments that aggregate in excess of $25,000;

          (e) suffered any damage, destruction or casualty loss exceeding in the aggregate $25,000 to tangible assets constituting part of the Purchased Assets, whether or not covered by insurance;

          (f) made any change in any method of accounting or accounting policies;

          (g) entered into any written or oral employment or consulting contract (other than any contract for employment at will) or made or granted any increase in any employee benefit plan or arrangement, or amended or terminated any existing employee benefit plan, incentive arrangement or other benefit covering any of the employees of Zecal or adopted any new employee benefit plan, incentive arrangement or other benefit covering any of the employees of Zecal or, except in the ordinary course of business consistent with past custom and practice, changed the employment terms for any employee or agent or made or granted any bonus or any wage, salary or compensation increase to any director, officer, employee or sales representative, group of employees or consultant;

          (h) entered into any contract, agreement or arrangement out of the ordinary course of business or prohibiting or restricting it from freely engaging in any business or otherwise restricting the conduct of its business;

          (i) bought or sold any assets (tangible or intangible) other than in the ordinary course of business consistent with past practice;

          (j) entered into any other transaction, other than in the ordinary course of business, or entered into any other material transaction, whether or not in the ordinary course of business or materially changed any business practice;

          (k) made or resolved to make any distribution of all or any portion of Zecal's capital stock; or

          (l)  agreed, whether orally or in writing, to do any of the foregoing.

     7.9  Assets.
          ------

          (a)  Except as set forth on the Assets Schedule attached hereto, Zecal
                                          ---------------
has good and marketable title, free and clear of all Liens (other than Permitted Liens), to the Purchased Assets which are shown on the Latest Balance Sheet or acquired thereafter or located on Zecal's premises or used by Zecal.

          (b) The buildings, machinery, equipment, vehicles and other tangible assets of Zecal are in good operating condition and (ordinary wear and tear excepted) repair and are usable in the ordinary course of business. Except for the real property described in Section 7.10(a) below, Zecal owns or leases under
                               ---------------
valid leases, and the Purchased Assets constitute, all buildings, machinery, equipment and other tangible assets used in the conduct of Zecal's business as presently conducted. Except with respect to the real property described in
Section 7.10(a) below, the Purchased Assets and the include all of those assets
---------------
(real, personal, tangible and intangible) necessary to conduct Zecal's business in the same manner as presently conducted and will enable LLC to operate such business in the same manner as operated by Zecal prior to and as of the Closing Date.

     7.10 Real Property.
          -------------

          (a)  Leased Properties.  Zecal currently occupies a building located
               -----------------
at 456 North Sanford Road, Churchville, New York (the "New York Facility")
                                                       -----------------
pursuant to an arrangement with the County of Monroe Industrial Development Agency ("COMIDA") and the Empire State Development Corporation ("ESDC"). Zecal
         ------                                                  ----
understands that a proceeding has been filed by the Empire State Development Corporation to foreclose on the title to the New York Facility. Zecal believes that arrangements can be made for the continued use by Zecal and its assignees of the New York Facility.

          (b)  Owned Real Property.  Zecal does not own any real property.
               -------------------

          (c)  Current Use.  No damage or destruction has occurred with respect
               -----------
to any portion of the New York Facility that, individually or in the aggregate, has had or resulted in, or will have or result in, an adverse effect on the operation of the business of Zecal. No current use by Zecal of the New York Facility is dependent on a nonconforming use or other approval from a governmental authority (other than COMIDA and ESDC), the absence of which would significantly limit the use of any of the properties or assets in the operation of the business.

          (d)  Condition and Operation of Improvements.  All buildings and all
               ---------------------------------------
components of all buildings, fixtures, structures and other improvements included within the New York Facility (the "Improvements") are in good condition
                                            ------------
and repair (ordinary wear and tear excepted) and adequate to operate such facilities as currently used. All utilities and other utility services or similar systems serving the New York Facility are installed and operating and are sufficient to enable the New York Facility to continue to be used and operated in the manner currently being used and operated.

     7.11  Tax Matters.  Except as set forth on the attached Taxes Schedule:
           -----------                                       --------------

           (a) Zecal has filed all Tax Returns which it is required to file under applicable laws and regulations and all such Tax Returns are complete and correct and have been prepared in compliance with all applicable laws and regulations; Zecal has paid all Taxes due and owing by it (whether or not such Taxes are shown or required to be shown on a Tax Return) and has withheld and paid over to the appropriate taxing authority all Taxes which it is required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party; and

           (b) Zecal has not received from any federal, state or local taxing authority (including, but not limited to, jurisdictions where Zecal has filed Tax Returns) any (a) notice indicating an intent to open an audit or other review; (b) request for information related to Tax matters; (c) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any taxing authority or (d) any request or demand that Zecal file a Tax Return or pay Taxes in any such jurisdiction. Zecal has no pending federal, state or local Tax audits or administrative or judicial proceedings and neither Zecal nor any director or officer of Zecal or person responsible for Tax matters of Zecal expects any authority to assess any additional Taxes for any period or partial periods prior to the Closing Date; and Zecal is not subject to any Tax lien.

           (c) There are no Liens for Taxes (other than for current taxes not yet due and payable) upon any of the Purchased Assets.

           (d) For purposes of this Section 7.11, any references to "Zecal"
                                    ------------
shall be deemed to include a reference to Parent, to the extent Zecal files a consolidated, combined or unitary Tax Return with Parent with respect to any such Taxes.

     7.12  Contracts and Commitments.
           -------------------------

           (a) Except for this Agreement and the other agreements contemplated hereby or as set forth on the attached Contracts Schedule, the attached
                                       ------------------
Transferred Intellectual Property Rights Schedule, the attached Employee
-------------------------------------------------               --------
Schedule, or the attached Employee Benefits Schedule, Zecal is not a party to or
--------                  --------------------------
bound by any written or oral:

            (i) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees or any other employee benefit plan, arrangement or practice, or severance agreements, programs, policies or arrangements, in each case, whether formal or informal;

           (ii) collective bargaining agreement or any other contract with any labor union;

           (iii) management agreement, contract for the employment of any officer, individual, employee or other Person on a full-time, part-time, consulting or other basis or providing for the payment of any cash or other compensation or benefits upon the consummation of the transactions contemplated hereby;

           (iv) contract under which it has advanced or loaned monies to any other Person or otherwise agreed to advance, loan or invest any funds;

           (v) agreement or indenture relating to the mortgaging, pledging or otherwise placing a Lien on any of its assets or stock;

           (vi) lease or agreement under which Zecal is lessee of or holds or operates any personal property owned by any other Person, except for any lease of personal property under which the aggregate annual rental payments do not exceed $25,000;

           (vii) lease or agreement under which Zecal is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by Zecal;

           (viii) with respect to the Transferred Intellectual Property Rights, any nondisclosure or confidentiality agreements;

           (ix) contract or group of related contracts with the same party or group of affiliated parties for the purchase or sale of equipment, Transferred Intellectual Property Rights or other property (other than inventory in the ordinary course of business);

           (x) contract or group of related contracts with the same party or group of affiliated parties continuing over a period of more than six months from the date or dates thereof, not terminable by Zecal upon thirty
     (30) days' or less notice without payment of any penalty or other amount;

           (xi) material contract relating to the marketing, sale, advertising or promotion of its products or services;

           (xii) warranty agreement with respect to products sold or services provided or indemnity agreement with any supplier under which it is obligated to indemnify such supplier against product liability claims (other than Zecal's standard warranty terms, if any, a true and complete copy of which is attached to the Contracts Schedule);
                                      ------------------

           (xiii) agreements relating to the ownership of or investments in any business or enterprise, including investments in joint ventures;

           (xiv) assignment, license, royalty, indemnification or other agreement with respect to any intangible property (including any Transferred Intellectual Property Rights);

             (xv) broker, agent, sales representative, sales or distribution agreement or agreement relating to the export and/or import of any goods or equipment;

             (xvi) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

             (xvii) other agreement which is material to its operations or business prospects, whether or not in the ordinary course of business.

           (b) All of the contracts, agreements and instruments set forth or required to be set forth on the Contracts Schedule, the Transferred Intellectual
                                ------------------      ------------------------
Property Rights Schedule, the Employees Schedule and the Employee Benefits
------------------------      ------------------         -----------------
Schedule are legal, valid, binding and enforceable in accordance with their
--------
respective terms and shall be in full force and effect without penalty in accordance with their terms upon consummation of the transactions contemplated hereby, except that neither of the HTI Companies makes any representation or warranty as to the assignability or transferability of any such contract which is not a material contract (i.e., any such contract which is not required to be delivered pursuant to this Section 7.12). Except as expressly described in the Contracts Schedule, Zecal has performed all obligations required to be performed
------------------
by it under such contracts, agreements and instruments and is not in default under or in breach of nor in receipt of any claim of default or breach under any such contract, agreement or instrument; no event has occurred which it is foreseeable with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by Zecal under any such contract, agreement or instrument; Zecal does not have any present expectation or intention of not fully performing all such obligations on a timely basis; Zecal has no knowledge of any breach or anticipated breach by the other parties to any such contract, agreement or instrument; and Zecal is not a party to any contract or commitment that might reasonably be expected to have a Material Adverse Effect.

           (c) LLC's counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate written description of each of the oral arrangements, contracts and agreements which are required to be disclosed on the Contracts Schedule, the Transferred
                                          ------------------      -----------
Intellectual Property Rights Schedule, the Employees Schedule and the Employee
-------------------------------------      ------------------         --------
Benefits Schedule together with all amendments, waivers or other changes
-----------------
thereto.

     7.13  Intellectual Property Rights.
           ----------------------------

           (a) The attached Transferred Intellectual Property Rights Schedule
                            -------------------------------------------------
contains a complete and accurate list of all (i) patented or registered Transferred Intellectual Property Rights, (ii) pending patent applications and applications for registrations of other Transferred Intellectual Property Rights and (iii) material unregistered Transferred Intellectual Property Rights, including but not limited to trademarks, service marks, logos, slogans, trade names, corporate names and copyrights. Except for shrink-wrap software licenses, and other standard software license agreements for readily available office service and accounting software, the Transferred Intellectual Property Rights
                                     ----------------------------------------
Schedule also contains a complete and accurate list of all licenses and similar
--------
agreements or arrangements covering any Intellectual Property Rights to which Zecal is a party, either as licensee or licensor, or named third-party beneficiary, in each case identifying the subject

Intellectual Property Rights. Except for shrink-wrap software licenses, and other standard software license agreements for readily available office service and accounting software, the Transferred Intellectual Property Rights comprise all of the Intellectual Property Rights used by Zecal for the operation of the respective businesses of Zecal as presently conducted and as presently proposed to be conducted. Zecal owns all right, title and interest to, free and clear of all Liens, or has the right to use pursuant to a valid and enforceable license, all Transferred Intellectual Property Rights. Without limiting the generality of the foregoing, Zecal owns and possesses all right, title and interest in and to all Transferred Intellectual Property Rights that were created or developed by or under the direction or supervision of Zecal and that relate to the businesses of Zecal or to the actual or anticipated research or development conducted by Zecal. To the knowledge of Zecal, it is not and will not be necessary to utilize any Intellectual Property Rights developed, invented or made by any of its employees prior to their employment by Zecal except for any such Intellectual Property Rights that have previously been indefeasibly assigned to Zecal. All Transferred Intellectual Property Rights are valid and enforceable, and none of such rights has been misused. Except as set forth on the Transferred
                                                         -----------
Intellectual Property Rights Schedule, no loss or expiration of any Transferred
-------------------------------------
Intellectual Property Right is pending, threatened, or reasonably anticipated. Zecal has taken all necessary and desirable actions to maintain and protect the Intellectual Property Rights that it owns or uses and shall continue to maintain and protect those rights prior to and as of the Closing. To Zecal's knowledge, the owners of any Transferred Intellectual Property Rights licensed to Zecal have taken commercially reasonable action to maintain and protect the Intellectual Property Rights that are subject to such licenses. The Transferred Intellectual Property Rights include all Intellectual Property Rights necessary to conduct Zecal's business in the same manner as presently conducted and will enable LLC to operate such business in the same manner as operated by Zecal prior to the Closing Date.

           (b) Except as set forth on the Transferred Intellectual Property
                                          ---------------------------------
Rights Schedule, (i) there have been no claims by any Person contesting the
---------------
validity, use, enforceability, or ownership of any Transferred Intellectual Property Rights, and, to the best of Zecal's knowledge, there are no grounds for the same, (ii) Zecal has not infringed, misappropriated or otherwise conflicted with, and the operation of its business as currently conducted or as currently proposed to be conducted, will not infringe, misappropriate or otherwise conflict with, any Intellectual Property Rights of any Person; Zecal is not aware of any facts that indicate a likelihood of any of the foregoing; and Zecal has not received any notices regarding any of the foregoing (including, without limitation, any demand or request that Zecal license any rights from any Person) and (iii) to the best of Zecal's knowledge, the Transferred Intellectual Property Rights have not been infringed, misappropriated or conflicted by any Person. All Transferred Intellectual Property Rights are or shall be properly assigned to Zecal at the time Zecal assigns such rights to LLC. Immediately subsequent to the Closing, all of the Transferred Intellectual Property Rights will be owned by or available for use by LLC on terms and conditions identical to those under which Zecal owned or used such Intellectual Property Rights immediately prior to the Closing. The transactions contemplated by this Agreement shall not adversely effect any of the Transferred Intellectual Property Rights.

     7.14  Government Licenses and Permits. The attached Permits Schedule
           -------------------------------               ----------------
contains a complete listing of all permits, licenses, franchises, certificates, approvals and other authorizations of foreign, federal, state and local governments or agencies or other similar rights owned, possessed or used by

Zecal in the conduct of its business and the ownership of its properties (collectively, the "Permits"). Zecal owns or possesses all right, title and
                    -------
interest in and to all of the Permits and the Permits constitute all permits, licenses, franchises, certificates, approvals and other authorizations necessary for the conduct of Zecal's business. Zecal is in compliance with the terms and conditions of the Permits applicable to its business and has received no notices that it is in violation of any of the terms or conditions of such Permits or alleging the failure to hold or obtain any permit, license, franchise, certificate, approval or authorization. Zecal has taken all necessary action to maintain such Permits. No loss or expiration of any Permit is pending or, to Zecal's knowledge, threatened, other than expiration in accordance with the terms thereof.

     7.15  Litigation, etc.  Except as set forth on the attached Litigation
           ---------------                                       ----------
Schedule, there are no actions, suits, proceedings (including any arbitration
--------
proceedings), orders, investigations or claims pending or, to the best of Zecal's knowledge, threatened against or affecting Zecal or any of its assets (or to the best of Zecal's knowledge, pending or threatened against or affecting any of the officers, directors, members, partners, managers or employees of Zecal with respect to his, her or its businesses or proposed business activities), or pending or threatened by Zecal against any third party, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality; Zecal is not subject to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of Zecal's knowledge, any governmental investigations or inquiries with regard thereto; and, to the best of Zecal's knowledge, there is no basis for any of the foregoing. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of Zecal's employees, their use in connection with Zecal's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

     7.16  Brokerage.  There are no claims for brokerage commissions, finders'
           ---------
fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon any of the HTI Companies. The HTI Companies shall pay, and hold LLC harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

     7.17  Employees.  To Zecal's knowledge, no executive, key employee or group
           ---------
of employees of Zecal has any plans to terminate his, her or its employment with Zecal; Zecal has complied with all applicable laws relating to the employment of personnel and labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes and the Immigration Reform and Control Act of 1986; and Zecal has not experienced any strikes, grievances, unfair labor practices claims or other material employee disputes and its labor relations are satisfactory.

     7.18  ERISA.
           -----

           (a) Except for the plans designated on the attached Employee Benefits
                                                               -----------------
Schedule (the "Plans"), Zecal does not maintain, contribute to, or have any
--------       -----
liability with respect to any "employee benefit plan" as such term is defined in
Section 3(3) of ERISA or any other employee benefit plan, program or arrangement.

          (b) Zecal does not maintain, contribute to, or have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "multiemployer plan" (as defined in Section 3(37) of ERISA).

          (c) Zecal does not maintain, contribute to or have any actual or potential liability under (or with respect to) any employee benefit plan which is a "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

          (d) Each Plan which is intended to be qualified under Section 401(a) of the Code has received a determination from the Internal Revenue Service that such plan is so qualified, and nothing has occurred since the date of such determination that could adversely affect the qualified status of any such Plan.

          (e) The Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance with their terms and with the applicable provisions of ERISA, the Code and other applicable laws. Zecal has timely complied with all reporting and disclosure obligations as they apply to the Plans. Neither Zecal nor any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which would subject Zecal or any trustee or administrator of the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which would subject any such party, to either a civil penalty assessed pursuant to Section 502(i) of ERISA, or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or any other penalty or excise tax. No actions, suits or claims with respect to the Plans (other than routine claims for benefits) are pending or, to Zecal's knowledge, threatened which could result in or subject Zecal to any liability and there are no circumstances which would give rise to or be expected to give rise to any such actions, suits or claims. None of Zecal's assets is subject to any lien under Title IV of ERISA or the Code.

          (f) Zecal has complied with the health care continuation requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA"); and Zecal has no obligation under any Plan or otherwise to provide post employment health or life insurance benefits to current or former employees of Zecal or to any other person, except as specifically required by COBRA.

          (g) Zecal has no liability (potential or otherwise) with respect to any "employee benefit plan" (as defined in Section 3(3) of ERISA) solely by reason of being treated as a single employer under Section 414 of the Code with any other entity.

          (h) With respect each Plan, all required or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods (or partial periods) ending prior to or as of the Closing Date shall have been made or properly accrued on the Latest Balance Sheet. None of the Plans has any unfunded liabilities which are not reflected on the Latest Balance Sheet.

     7.19  Compliance with Laws. Except as set forth on the attached Compliance
           --------------------                                      ----------
Schedule, Zecal has not violated any law, ordinance, code, rule or any
--------
governmental regulation or requirements (other than Environmental and Safety Requirements, which are covered by Section 7.20) relating to the operation of
                                   ------------
its business and the maintenance and operation of its properties and assets and has not received any notice of and no claims have been filed alleging any such violation.

     7.20  Environmental and Safety Matters.  Except as set forth on the
           --------------------------------
attached Environmental Schedule:
         ----------------------

             (a) Zecal and each of its Affiliates has complied and is in compliance with all Environmental and Safety Requirements.

             (b) Neither Zecal nor any of its Affiliates has received any notice, report or other information indicating of any violation of, or liability (contingent or otherwise) under any Environmental and Safety Requirements.

             (c) There are no underground storage tanks, asbestos-containing materials, equipment containing polychlorinated biphenyls, or landfills, surface impoundments or other disposal areas at any of the properties currently or formerly owned, leased or operated by Zecal or any of its Affiliates or, to the best Knowledge of the HTI Companies, any of Zecal's predecessors.

             (d) Neither Zecal nor any of its Affiliates (nor, to the best Knowledge of the HTI Companies, any of Zecal's predecessors) has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance, or owned or operated any facility or property (and no such facility or property is contaminated with any such substance), so as to give rise to any liabilities or investigatory, corrective or remedial obligations under CERCLA or other Environmental and Safety Requirements.

             (e) Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental and Safety Requirements.

             (f) Neither Zecal nor any of its Affiliates (nor, to the best Knowledge of the HTI Companies, any of Zecal's predecessors) has, either expressly or by operation of law, assumed or undertaken any liability, including, without limitation, any obligation for corrective or remedial action, of any other Person relating to Environmental and Safety Requirements.

             (g) Without limiting the foregoing, no other facts, events or conditions relating to the past or present facilities, properties or operations of Zecal or any of its Affiliates (or, to the best Knowledge of the HTI Companies, any of Zecal's predecessors) will prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any investigatory, remedial or corrective obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements, including, without limitation, any relating to onsite or offsite releases or threatened releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage.

           (h) Zecal has furnished to LLC all material environmental audits, reports and other material environmental documents relating to Zecal's, its predecessors' or Affiliates' past or current properties, facilities or operations which are in its possession or under its reasonable control.

     7.21  Affiliated Transactions.  Except as set forth on the attached
           -----------------------
Affiliated Transactions Schedule, no officer, director or shareholder of Zecal
--------------------------------
or any of its Affiliates or, to the best Knowledge of the HTI Companies, any employee of Zecal or any of its Affiliates or any individual related by blood, marriage or adoption to any such Person or any entity in which any such Person owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with Zecal or has any interests in any property used by Zecal.

     7.22  Suppliers and Customers.  Except as set forth in the Suppliers and
           -----------------------                              -------------
Customers Schedule, no sole-source or other critical supplier, vendor or service
------------------
provider of Zecal has given Zecal notice that it shall stop, or materially decrease the rate of, or materially and adversely change the terms (whether related to payment, price or otherwise) with respect to supplying materials, products or services to Zecal (whether as a result of the transaction contemplated hereby or otherwise). No material customer of Zecal has given Zecal notice that it shall stop, or materially decrease the rate of, buying products or services from Zecal (whether as a result of the transaction contemplated hereby or otherwise).

     7.23  Names and Locations.  Except as set forth on the attached Names and
           -------------------                                       ---------
Locations Schedule, since April 1998, Zecal has not used any name or names under
------------------
which it has invoiced account debtors, maintained records concerning its assets, entered into contracts with any Person, represented itself to the public or to any Person or otherwise conducted business. All of the tangible assets and properties of Zecal are located at the locations set forth on the Names and
                                                                  ---------
Locations Schedule.
------------------

     7.24  Accounts Receivable.
           -------------------

           (a) Except as set forth on the attached Accounts Receivable Schedule,
                                                   ----------------------------
all of the accounts receivable reflected on the Latest Balance Sheet are, and all of the accounts receivable to be reflected on the books and records of Zecal as of the Closing Date will be, good and valid receivables arising in the ordinary course of business (subject to no counterclaims or offset). Except as set forth on the attached Accounts Receivable Schedule, Zecal has no individual
                          ----------------------------
accounts receivable in excess of $25,000 which are over sixty (60) days past due.

           (b) As of the date hereof, no Person has, and as of the Closing Date, no Person will have, any Lien on such receivables or any part thereof, and no agreement for deduction, free services or goods, discount or other deferred price or quantity adjustment will have been made with respect to any such receivables.

     7.25  Inventory.  Except for not more than $20,000 of inventory, the
           ---------
inventory of Zecal reflected on the Latest Balance Sheet is, and the inventory reflected in Zecal's books and records as of the Closing Date will be, in usable and saleable condition in the ordinary course of business and is not damaged, defective, slow-moving or obsolete, and is merchantable and fit for its purpose.

     7.26  Product Warranty.  Except as set forth in the Non-Assignable
           ----------------                              --------------
Warranties Schedule, Zecal may freely assign the benefit of all guarantees,
-------------------
warranties or other indemnities offered by manufacturers of all material products and equipment included in the Purchased Assets delivered by Zecal to LLC.

     7.27  Year 2000.  The computer software, computer firmware, computer
           ---------
hardware (whether general or special purpose), and other similar or related items of automated, computerized or software systems that are owned, leased, licensed or otherwise under the control of Zecal and are used by Zecal in the conduct of its business have not and will not malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries and (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

     7.28  Disclosure.  To the knowledge of each of Parent and Zecal, neither
           ----------
this Agreement nor any of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared and supplied to LLC by or on behalf of Zecal or Parent with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make such statement contained herein or therein not misleading. There is no fact known to Parent or Zecal which Parent or Zecal have not disclosed to LLC and of which any of Parent, Zecal, their respective officers, directors or executive employees is aware which has had or would reasonably be expected to have a Material Adverse Effect.

     7.29  Closing Date.  The representations and warranties of each of the HTI
           ------------
Companies contained in this Section 7 and elsewhere in this Agreement and all
                            ---------
information contained in any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, any of the HTI Companies to LLC pursuant to this Agreement shall be true and correct on the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties.

     7.30  Fraudulent Conveyance and Related Matters.
           -----------------------------------------

           (a) In connection with the transactions contemplated hereby, neither Parent nor any of its Subsidiaries has made or will make any transfer of an interest in any of their property, or has incurred or will incur any obligation with intent (actual or otherwise) to hinder, delay, or defraud any Person to which Parent or any such Subsidiary was or will become, on or after the date that any such transfer was or will be made or any such obligation was or will be incurred, indebted.

           (b) Parent has received the opinion of Houlihan Smith & Company Inc. (addressed to the board of directors of Parent and the board of managers of LLC) on or prior to the date of this Agreement to the effect that the consideration to be received by Parent and its

Subsidiaries in connection with the transactions contemplated hereby is fair to Parent and its shareholders from a financial point of view and Parent has delivered a true, complete and correct copy of such opinion to LLC. Parent's board of directors, and the board of directors of each of P.G. Design and Zecal, has reviewed and approved this Agreement and the transactions contemplated hereby and has concluded that the consideration to be received by Parent, P.G. Design and Zecal pursuant to this Agreement represents at least reasonably equivalent value in exchange for the transfer of the interests in their respective property, and the obligations to be incurred by each of them in connection with the transactions contemplated hereby.

          (c) Neither Parent nor any of its Subsidiaries has (i) admitted in writing an inability to pay its debts as they mature, (ii) made an assignment for the benefit of creditors, (iii) applied for, consented to or been subjected to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property, (iv) instituted or had instituted against it (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction, or (v) had any judgment, writ, warrant of attachment or execution or similar process issued or levied against a substantial part of its property.

     Section 8. Representations and Warranties of LLC.  As a material inducement
                -------------------------------------
to the HTI Companies to enter into this Agreement, LLC hereby represents and warrants that:

     8.1  Organization; Power and Authority.  LLC is a limited liability company
          ---------------------------------
duly organized, validly existing and in good standing under the laws of Delaware. LLC possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

     8.2  Authorization; No Breach.  The execution, delivery and performance of
          ------------------------
this Agreement and the other agreements contemplated hereby to which LLC is a party have been duly authorized by LLC and no other limited liability company act or proceeding on the part of LLC, its board of managers or members is necessary to authorize the execution, delivery or performance by LLC of this Agreement or any other agreement contemplated hereby to which it is a party or the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by LLC and this Agreement constitutes, and each of the other agreements contemplated hereby to which LLC is a party, when executed and delivered in accordance with the terms thereof, will constitute, a valid and binding obligation of LLC, enforceable in accordance with its terms. The execution and delivery by LLC of this Agreement and all other agreements contemplated hereby to which LLC is a party, and the fulfillment of and compliance with the respective terms thereof by LLC does not and shall not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under (whether with or without the giving of notice, the passage of time or both), (iii) result in the creation of any Lien upon LLC's assets pursuant to, (iv) give any third party the right to modify, terminate or accelerate any obligation under, (v) result in a violation of or (vi) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the organizational documents of LLC, or any law, statute, rule or regulation to which LLC is subject, or any agreement, instrument, order, judgment or decree to which LLC is subject.

     8.3  Brokerage.  There are no claims for brokerage commissions, finders'
          ---------
fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon LLC. LLC shall pay, and hold the HTI Companies harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim.

     8.4  Prior Activities.  LLC was formed solely for the purpose of engaging
          ----------------
in the transactions contemplated by this Agreement. LLC has not conducted, and will not prior to the Closing Date conduct, any business.

     8.5  Disclosure.  To the knowledge of LLC, neither this Agreement nor any
          ----------
of the exhibits, schedules, attachments, written statements, documents, certificates or other items prepared and supplied to Zecal or Parent by or on behalf of LLC with respect to the transactions contemplated hereby contain any untrue statement of a material fact or omit a material fact necessary to make such statement contained herein or therein not misleading.

     8.6  Closing Date.  The representations and warranties of LLC contained in
          ------------
this Section 8 and elsewhere in this Agreement and all information contained in
     ---------
any exhibit, schedule or attachment hereto or in any certificate or other writing delivered by, or on behalf of, LLC to Zecal or Parent pursuant to this Agreement shall be true and correct on the Closing Date as though then made and as though the Closing Date was substituted for the date of this Agreement throughout such representations and warranties.

     Section 9.  Survival; Indemnification.
                 -------------------------

     9.1  Survival of Representations and Warranties.  All of the
          ------------------------------------------
representations and warranties set forth in this Agreement or in any writing delivered by LLC, Parent or Zecal in connection with this Agreement shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (regardless of any investigation, inquiry or examination made by or on behalf of or any knowledge of any Party or on its behalf or the acceptance by any Party of a certificate or opinion) for the periods specified in Section 9.2. Notwithstanding anything to the contrary
                     -----------
contained in this Section 9, the covenants and agreements of each of the Parties
                  ---------
set forth in this Agreement shall survive indefinitely.

     9.2  Indemnification.
          ---------------

          (a)  Indemnification of LLC.  Subject to the limitations set forth in
               ----------------------
Sections 9.2(b) and (c), each of Zecal and Parent agrees to and shall, jointly
---------------     ---
and severally, indemnify LLC and its officers, board of managers, members, employees, agents, representatives, successors and assigns (each, an "Indemnitee"), and save and hold each of them harmless from and against and pay
 ----------
on behalf of or reimburse any Indemnitee as and when incurred for the entirety of any Losses including, but not limited to, advancement of the cost of defense which any Indemnitee may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of:

               (i) any misrepresentation or breach of representation or warranty on the part of Zecal or Parent in this Agreement (including the schedules and exhibits attached hereto), including any such matter arising as a result of a third party claim with respect thereto;

               (ii) any nonfulfillment or breach of the covenants on the part of any of Parent or Zecal under this Agreement, including any such matter arising as a result of a third party claim with respect thereto; and

               (iii) the assertion or recovery against LLC of any liability or obligation of Zecal or any of its Affiliates not to be assumed or performed by LLC hereunder (including the Excluded Liabilities), including any such matter arising as a result of a third party claim with respect thereto.

          (b)  Survival Date.  The HTI Companies will not be liable with respect
               -------------
to any claim for the breach of any representation or warranty contained in
Section 7 unless written notice of a possible claim for indemnification with
---------
respect to such breach is given by an Indemnitee to the HTI Companies:

               (i) on or before the date which is 90 days after the expiration of the applicable statute of limitations (including any extension or waivers thereof) with respect to claims arising under Sections 7.1, 7.3,
                                                                    --------
     7.9(a), 7.11, 7.13, 7.18 or 7.30, including, in each case, the remaking of
     ------------------------    ----
     the statements in such provisions as of the Closing Date pursuant to
     Section 7.29; and
     ------------

               (ii) on or before the date which is eighteen months after the Closing Date with respect to claims arising under any other provision of
     Section 7 (such date with respect to each such Section, its "Survival
     ---------                                                    --------
     Date");
     ----

it being understood that so long as such written notice is given on or prior to the Survival Date with respect to such claim, the HTI Companies shall be required to indemnify the Indemnitees for all Losses that the Indemnitees may suffer with respect to such claim through the date of the claim, the end of the survival period, and beyond.

          (c)  Limitations.  With respect to any claim for the breach of any
               -----------
representation or warranty contained in Section 7 made by an Indemnitee pursuant
                                        ---------
to this Agreement, the HTI Companies shall not have any obligation to indemnify any Indemnitee from and against any Losses by reason of any such breach (or alleged breach) unless the Indemnitees collectively shall have suffered in the aggregate Losses by reason of all such breaches (or alleged breaches) in excess of $80,000 (and then only to the extent that such Losses exceed such amount) (the "Deductible"). The aggregate amount of all payments made by the HTI
      ----------
Companies in satisfaction of claims made by Indemnities pursuant to this Agreement for Losses arising from breaches of any representation or warranty contained in Section 7 (other than Sections 7.9(a) or 7.30, including,
                      ---------             ---------------    ----
in each case, the remaking of the statements in such provisions as of the Closing Date pursuant to Section 7.29) shall not exceed $4,000,000 in the
                         ------------
aggregate (the "Cap").
                ---

          (d)  Indemnification Obligations of LLC.  LLC shall indemnify and hold
               ----------------------------------
harmless the HTI Companies from and against the entirety of any Losses which the HTI Companies may suffer, sustain, or become subject to as the result of (i) the breach by LLC of any representation, warranty, covenant or agreement made by LLC contained in this Agreement and (ii) the assertion or recovery against any of the HTI Companies of any Assumed Liability.

          (e)  Defense of Claims.  If any Party seeks indemnification under this
               -----------------
Section 9.2 (the "Indemnified Party"), such Party shall give written notice to
-----------       -----------------
the indemnifying Party (the "Indemnifying Party") of the facts and circumstances
                             ------------------
giving rise to the claim. In that regard, if any suit, action, claim, liability or obligation (a "Proceeding") shall be brought or asserted by any third party
                  ----------
(a "Third Party Proceeding") which would entitle the Indemnified Party to
    ----------------------
indemnity pursuant to this Section 9.2, the Indemnified Party shall within 30
                           -----------
days notify the Indemnifying Party of the same in writing, specifying the basis of such claim and the facts pertaining thereto and attaching a copy of any summons, complaint or other pleading served upon the Indemnified Party; provided that the failure to so notify an Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent such failure shall have materially prejudiced the Indemnifying Party. The Indemnifying Party may, in its discretion and at its sole expense, elect to assume and control the defense of such Third Party Proceeding, provided that:

               (i) the Indemnifying Party must acknowledge that it has an obligation to indemnify the Indemnified Party with respect to all Losses arising out of the Third Party Proceeding;

               (ii) the Indemnifying Party must consult with the Indemnified Party with respect to the handling of such Third Party Proceeding and the Indemnifying Party must employ counsel reasonably satisfactory to the Indemnified Party;

               (iii) the Indemnifying Party must furnish the Indemnified Party with evidence to the Indemnified Party's reasonable satisfaction that the Indemnifying Party is and will be able to satisfy any such liability;

               (iv) the Indemnifying Party must not settle or compromise any claim or action without the express written consent of the Indemnified Party, which consent may not be unreasonably withheld unless such settlement involves the issuance of injunctive or other forms of non-monetary relief, binding upon the Indemnified Party, or a plea of guilty, or nolo contendre on the part of any Indemnified Party in any criminal or
        ---- ---------
     quasi-criminal Proceeding or which involves any admission of liability, responsibility, culpability or guilt on the part of the Indemnified Party or which has any collateral estoppel effect on the Indemnified Party, in which case such consent may be withheld for any reason or no reason;

               (v) the Indemnifying Party shall not settle or compromise any claim or action relating to Taxes without the express written consent of the Indemnified Party if such settlement or compromise would have an adverse impact on LLC's liability (or its members' liability) for Taxes for any period or partial period beginning after the Closing Date;

               (vi) the Indemnifying Party shall not be entitled to assume control of any Third Party Proceeding and shall pay the fees and expenses of counsel retained by the Indemnified Party if (A) the Third Party Proceeding relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (B) the Indemnified Party reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental in any material respect to or injure in any material respect the Indemnified Party's reputation or future business prospects, (C) the claim seeks an injunction or equitable relief against the Indemnified Party, (D) the claim relates to the intellectual property rights of the Indemnified Party or (E) the claim involves one of Zecal's ten largest customers or vendors or any Affiliates of any such customer or vendor. With respect to the actions, lawsuits, investigations, proceedings and other claims that are the subject of this paragraph (vi), the Indemnifying Party shall have the right to retain its own counsel (but the expenses of such counsel shall be at the expense of the Indemnifying Party) and participate therein, and no Indemnifying Party shall be liable for any settlement of any such action, proceeding or claim without its written consent (which consent shall not be unreasonably withheld);

               (vii) in the event any Third Party Proceeding shall be brought or asserted which, if adversely determined, would not entitle the Indemnified Party to full indemnity pursuant to this Section 9.2, the
                                                          -----------
     Indemnified Party may elect to participate in a joint defense of such Third Party Proceeding (a "Joint Defense Proceeding") for which the expenses of
                          ------------------------
     such joint defense will be shared equally by such parties and the employment of counsel shall be reasonably satisfactory to both parties; and

               (viii) if, to the extent permitted by this Section 9.2(c), the
                                                          --------------
     Indemnifying Party elects to assume and control the defense of a Third Party Proceeding, it will provide notice thereof within 30 days after the Indemnified Party has given notice of the matter and if such Proceeding is not a Joint Defense Proceeding, the Indemnified Party shall have the right to employ counsel separate from counsel employed by the Indemnifying Party in any such action and to participate in the defense thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of the Indemnified Party unless (A) the employment thereof has been specifically authorized by the Indemnifying Party in writing or (B) the Indemnifying Party has failed to assume the defense and employ counsel. The Indemnifying Party shall not be liable for any settlement of any Proceeding, the defense of which it has elected to assume, which settlement is effected without the written consent of the Indemnifying Party; provided that no settlement of a Joint Defense Proceeding may be effected without the written consent of both Parties. If there shall be a settlement to which the Indemnifying Party consents or a final judgment for the plaintiff in any Proceeding, the defense of which the Indemnifying Party has elected to assume, the Indemnifying Party shall indemnify the Indemnified Party with respect to the settlement or judgment. If the Indemnifying Party elects to assume and control the defense or in the event of a Joint Defense Proceeding, the Indemnified Party shall take all reasonable efforts necessary to assist the Indemnifying Party in such defense.

          (f)  Payments.  Any payment pursuant to a claim for indemnification
               --------
shall be made not later than 30 days after receipt by the Indemnifying Party of written notice from the Indemnified Party stating the amount of the claim, unless (i) the claim is subject to defense as provided in Section 9.2(e) above,
                                                          --------------
in which case payment shall be made not later than 30 days after the amount of the claim is finally determined or (ii) the claim is subject to the arbitration procedure set forth in Section 9.3, in which case payment shall be made not
                       -----------
later than thirty days after the date of any Final Determination (as defined in
Section 9.3(e)).  Any payment required under this Section 9.2 which is not made
--------------                                    -----------
when due shall bear interest at 12% per annum or, if less, the maximum rate permitted by applicable usury laws. Interest on any such unpaid amount shall be compounded monthly, computed on the basis of a 365-day year and shall be payable on demand. In addition, such Party shall reimburse the other Party for any and all costs or expenses of any nature or kind whatsoever (including, but not limited to, all attorneys' fees) incurred in seeking to collect such Losses.
Any payment required under this Section 9.2 (together with interest thereon (if
                                -----------
any) and all costs and expenses related thereto) shall be payable in cash, by wire transfer of immediately available funds to an account designated by the Indemnified Party or Parties.

          (g)  Set-off; Recoupment.  In addition to any other remedies, the
               -------------------
Indemnified Party shall be entitled to set-off or recoup any liquidated amounts due or payable to the Indemnified Party by any Indemnifying Party pursuant to, under or in connection with Section 9 of this Agreement (it being agreed that any such amounts due or payable to the Indemnified Party shall be a liquidated claim if resolved in accordance with the procedures set forth in this Section 9 (including, without limitation, an agreement between the Indemnified Party and the Indemnifying Party or a decision pursuant to the arbitration provisions hereof)) if such liquidated amount shall remain unpaid for 30 days after the liquidation of such amount, against any amount otherwise payable (or, in the case of securities of LLC, otherwise representing a debt or equity interest of
LLC) by the Indemnified Party to such Indemnifying Party. Any Losses which are recovered pursuant to the set-off or recoupment set forth in this Section 9.2(g) shall be at the fair market value of any such property (which property may include, without limitation, any securities of LLC) which is subject to any such set-off or recoupment, as determined pursuant to Section 13.2 of the LLC Agreement.

     9.3  Arbitration Procedure.
          ---------------------

          (a) LLC and each of the HTI Companies agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions of Section
                                                                        -------
9.2 (the "Disputes").  Nothing in this Section 9.3 shall prohibit a Party from
---       --------                     -----------
instituting litigation to enforce any Final Determination or availing itself of any other remedies which may be available to it. The Parties hereby agree and acknowledge that, except as otherwise provided in this Section 9.3 or in the
                                                       -----------
Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to the Uniform Arbitration Act and applicable provisions of Illinois law.

          (b) In the event that any Party asserts that there exists a Dispute, such Party shall deliver a written notice to each other Party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten days after such delivery of such notice, the Party delivering such notice of Dispute (the "Disputing Person") may, within 45 days after delivery of such notice,
      ----------------
commence arbitration hereunder by delivering to each other Party involved therein a notice of arbitration (a "Notice of Arbitration") and by filing a copy
                                    ---------------------
of such Notice of Arbitration with the Chicago office of the American Arbitration Association. Such Notice of Arbitration shall specify the matters as to which arbitration is sought, the nature of any Dispute, the claims of each Party to the arbitration and shall specify the amount and nature of any damages, if any, sought to be recovered as a result of any alleged claim, and any other matters required by the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time to be included therein, if any.

          (c) The HTI Companies, on the one hand, and LLC, on the other, each shall select one independent arbitrator expert in the subject matter of the Dispute (the arbitrators so selected shall be referred to herein as the "HTI
                                                                         ---
Arbitrator" and the "LLC Arbitrator," respectively).  In the event that either
----------           --------------
the HTI Companies or LLC fails to select an independent arbitrator as set forth herein within 20 days from delivery of a Notice of Arbitration, then the matter shall be resolved by the arbitrator selected by the other Party. The HTI Arbitrator and the LLC Arbitrator shall select a third independent arbitrator expert in the subject matter of the dispute, and the three arbitrators so selected shall resolve the matter according to the procedures set forth in this
Section 9.3.  If the HTI Arbitrator and the LLC Arbitrator are unable to agree
-----------
on a third arbitrator within 20 days after their selection, the HTI Arbitrator and the LLC Arbitrator shall each prepare a list of three independent arbitrators. The HTI Arbitrator and the LLC Arbitrator shall each have the opportunity to designate as objectionable and eliminate one arbitrator from the other arbitrator's list within seven days after submission thereof, and the third arbitrator shall then be selected by lot from the arbitrators remaining on the lists submitted by the HTI Arbitrator and LLC Arbitrator.

          (d)  The arbitrator(s) selected pursuant to Section 9.3(c) will
                                                      --------------
determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each Party bears to the amount actually contested by such Party. For example, if LLC submits a claim for $1,000, and if the HTI Companies contest only $500 of the amount claimed by LLC, and if the arbitrator ultimately resolves the dispute by awarding LLC $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e. $300/$500) to the HTI Companies and 40% (i.e. $200/$500) to LLC.

          (e) The arbitration shall be conducted under the Commercial Arbitration Rules of the American Arbitration Association as in effect from time to time, except as otherwise set forth herein or as modified by the agreement of all of the Parties. The arbitration shall be conducted in Chicago, Illinois. The arbitrators shall so conduct the arbitration that a final result, determination, finding, judgment and/or award (the "Final Determination") is
                                                    -------------------
made or rendered as soon as practicable, but in no event later than 90 days after the delivery of the Notice of Arbitration nor later than ten days following completion of the arbitration. The Final Determination must be agreed upon and signed by the sole arbitrator or by at least two of the three arbitrators (as the case may be). The

Final Determination shall be final and binding on all Parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any Party and to correct manifest clerical errors.

           (f) LLC and the HTI Companies may enforce any Final Determination in any state or federal court having jurisdiction over the Dispute. For the purpose of any action or proceeding instituted with respect to any Final Determination, each Party hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in such court has been brought in an inconvenient forum.

     Section 10.  Termination Provisions.
                  ----------------------

     10.1  Termination.  This Agreement may be terminated at any time prior to
           -----------
the Closing:

           (a) by mutual written consent of the Parties hereto;

           (b) by the HTI Companies or LLC if there has been a material misrepresentation or breach on the part of the other Party of the representations, warranties or covenants set forth in this Agreement or the schedules and exhibits hereto or if events have occurred which have made it impossible to satisfy a condition precedent to the terminating Party's obligations to consummate the transactions contemplated hereby unless such terminating Party's breach of this Agreement has caused the condition to be unsatisfied; or

           (c) by the HTI Companies or LLC if the Closing has not occurred on or prior to May ___, 2000; provided, that neither LLC nor the HTI Companies shall be entitled to terminate this Agreement pursuant to this Section 10.1(c) if such
                                                         ---------------
Party's breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time.

     10.2  Effect of Termination.  In the event of termination of this Agreement
           ---------------------
by either the HTI Companies or LLC as provided in Section 10.1, this Agreement
                                                  ------------
shall forthwith become void and there shall be no liability on the part of any Party to any other Party under this Agreement, except that the provisions of Sections 14.1, 14.7 and 16 (excluding Section 16.4) shall continue in full force
-------------------     --            ------------
and effect and except that nothing herein shall relieve any Party from liability for any breach of this Agreement prior to such termination.

     Section 11.  INTENTIONALLY DELETED.
                  ---------------------

     Section 12.  Tax Matters.  The following provisions shall govern the
                  -----------
allocation of responsibility as between LLC and Zecal for certain tax matters following the Closing Date:

     12.1 Except as provided in Section 1.3(a), all real and personal property taxes and assessments with respect to any Purchased Assets consisting of real property shall be prorated on the basis of the number of days of the relevant tax year or period which have elapsed prior to the Closing Date determined without reference to any change of ownership occasioned by the consummation of the transactions contemplated hereby based on final tax bills, when available.

     12.2 All documentary, stamp, registration transfer, recordation, sales and use taxes and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Zecal when due, and Zecal will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such documentary, stamp, registration and other Taxes and fees, and, if required by applicable law, LLC will join in the execution of any such Tax Returns and other documentation.

     12.3 Zecal and LLC shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. LLC and Zecal agree (A) to retain all books and records with respect to Tax matters pertinent to Zecal relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by the other party, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, LLC or Zecal, as the case may be, shall allow the other party to take possession of such books and records. In the event of the taking of possession of such books and records by LLC or Zecal, such party taking possession shall return the books and records promptly following completion of the use requiring possession and shall allow the other party access thereto during such possession.

     Section 13.   Employees and Employee Benefit Matters.
                   --------------------------------------

     13.1  Employment. Effective as of the Closing Date, LLC shall offer to
           ----------
employ (i) all employees of Zecal and (ii) Jack Smith. Nothing in this Agreement shall limit the ability of LLC to terminate the employment of any employee of LLC at any time and for any reason, including without cause. Zecal (or Parent, in the case of Jack Smith) shall retain all liability for the payment of any severance obligations to employees of Zecal (or Parent, in the case of Jack Smith) and for any other amounts payable by Zecal (or Parent, in the case of Jack Smith) to such employees as the result of their termination of employment with Zecal (or Parent, in the case of Jack Smith) on or before the Closing Date, as well as any special compensation arrangements implemented by Zecal (or Parent, in the case of Jack Smith) in respect of the transactions contemplated hereby (e.g., closing bonuses, stay-pay bonuses and the like).

     13.2  Benefit Plans.  Those employees who accept LLC's offer of employment
           -------------
pursuant to Section 13.1 hereof shall be referred to herein as "Transferred
            ------------                                        -----------
Employees."  Effective as of the Closing Date, the Transferred Employees will
---------
participate in employee benefit plans implemented by LLC effective as of the Closing Date. Notwithstanding the foregoing, in the event Jack Smith remains on Parent's payroll system for a transition period to be mutually agreed upon by Parent and LLC, LLC shall reimburse Parent for all out-of-pocket costs incurred by Parent associated with such transition assistance. Nothing contained in this Section 13.2 shall require LLC to offer any employee benefit similar to
        ------------
that offered by HTI or any of its Subsidiaries prior to the Closing Date, and no provision of this Section 13.2 shall limit or impair LLC's ability to modify or
                  ------------
change its employee benefit plans in any manner. Except as specifically set forth in this Section 13.2, HTI and its Subsidiaries shall be responsible for
              ------------
all liabilities in connection with claims incurred on or prior to the Closing Date by Transferred Employees under the employee welfare benefit plans (as defined in Section 3(1) of ERISA) of HTI and its Subsidiaries. LLC shall be responsible for all liabilities in connection with claims incurred on or after the Closing Date by Transferred Employees under any of LLC's employee welfare benefit plans (as defined in Section 3(1) of ERISA). For purposes of this Section, a claim shall be considered incurred on the date treatment is rendered or a service is performed. Worker's compensation claims of any Transferred Employee shall be the responsibility and liability of HTI and its Subsidiaries if the event giving rise to such claims occurred prior to the Closing Date and shall be the responsibility and liability of LLC if the event giving rise to the claim occurs after the Closing Date.

          Each of the HTI Companies shall indemnify LLC for any liabilities arising out of any claim by or through a Transferred Employee that is based upon LLC not extending post-retirement welfare benefits to any Transferred Employee.

          LLC shall provide vacation entitlements to the Transferred Employees which are substantially equivalent to the vacation entitlements of the Transferred Employees under the vacation policy of Zecal or Parent, as applicable. Zecal or Parent, as applicable, shall transfer the unused portion of each Transferred Employee's vacation entitlement which is accrued under such company's vacation policy as of the Closing Date to LLC, and such liability shall be an Assumed Liability for purposes of this Agreement.

     Section 14.   Additional Agreements.
                   ---------------------

     14.1  Press Releases and Announcements.  Press releases related to this
           --------------------------------
Agreement or the transactions contemplated hereby, or other announcements to the employees, customers, suppliers, vendors or service providers of Zecal may be issued solely by LLC following the Closing. Notwithstanding the foregoing, nothing herein shall restrict Parent from making any of its required filings with the Securities and Exchange Commission, announcements or any press releases that Parent deems necessary or advisable in connection with the HTI Companies' interest in LLC; provided that Parent shall consult with LLC and provide LLC with reasonable opportunity to review and comment upon the content of any such filings, announcements or press releases prior to their issuance.

     14.2  Further Transfers.  Each of the HTI Companies will execute and
           -----------------
deliver such further instruments of conveyance and transfer and take such additional action as LLC may reasonably request to effect, consummate, confirm or evidence the transactions contemplated hereby. Each of the HTI Companies will execute such documents as may be necessary to assist LLC in preserving or perfecting its rights in the Purchased Assets. Each of the HTI Companies and LLC will also do such acts as are necessary to perform their representations, warranties, covenants and agreements herein.

     14.3  Specific Performance.  Each of the HTI Companies acknowledges that
           --------------------
Zecal's business and the Purchased Assets are unique and recognizes and affirms that in the event of a breach of this Agreement by any HTI Company, money damages may be inadequate and LLC may have no adequate remedy at law. Accordingly, each of the HTI Companies agrees that LLC shall have the right, in addition to any other rights and remedies existing in its favor, to enforce its rights and the HTI Companies' obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief.

     14.4  Waiver of Compliance with Bulk Sales Laws.  LLC hereby waives
           -----------------------------------------
compliance by Zecal with the requirements of any bulk sales or transfer laws of any jurisdiction in connection with the transfer of the Purchased Assets to LLC (if and to the extent such laws are applicable to such sale); provided that such waiver shall not affect the HTI Companies' obligation under the indemnification provisions contained herein to indemnify LLC and hold LLC harmless from and against any Losses which LLC may suffer, sustain or become subject to as a result of the assertion or recovery against LLC of the Excluded Liability set forth in Section 1.4(d) hereof.
         --------------

     14.5  Transition Assistance.  None of the HTI Companies will in any manner
           ---------------------
take any action which is designed, intended, or might be reasonably anticipated to have the effect of discouraging customers, suppliers, vendors, service providers, lessors, licensors and other business associates from maintaining the same business relationships with LLC after the date of this Agreement as were maintained with Zecal prior to and at the date of this Agreement.

     14.6  Confidentiality.
           ---------------

           (a) Except as expressly permitted under Section 14.1 hereof, each HTI
                                                   ------------
Company agrees to use its respective best efforts to maintain the confidentiality of all proprietary and other non-public information regarding the business of Zecal, except as required to file tax returns and as required by law. In the event of the breach of any of the provisions of this Section
                                                                  -------
14.6(a), LLC, in addition and supplementary to other rights and remedies
-------
existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof.

           (b) In the event that any Party reasonably believes after consultation with counsel that it is required by law to disclose any confidential information described in this Section 14.6, the disclosing Party
                                           ------------
will (i) provide the other Party with prompt notice before such disclosure in order that such other Party may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such confidential information and (ii) cooperate with the other Party in attempting to obtain such order or assurance. The provisions of this Section 14.6 shall not apply to any
                                           ------------
information, documents or materials which are, as shown by appropriate written evidence, in the public domain or, as shown by appropriate written evidence, shall come into the public domain, other than by reason of default by the applicable Party bound hereunder or its Affiliates.

     14.7  Expenses.  Except as otherwise provided herein, upon the consummation
           --------
of the transactions contemplated hereby, LLC will pay all out-of-pocket expenses (including, without limitation, fees, costs and expenses of outside legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses, but excluding any internal salaries or other allocated expenses) incurred by it, the HTI Companies and LZ Partners, LLC in connection with the negotiation of this Agreement and the other agreements contemplated hereby or the other agreements executed contemporaneously with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby and the performance of its or their obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby; provided, that such expenses of LZ Partners, LLC contemplated by this
Section 14.7 shall not exceed $250,000 in the aggregate; and, provided further,
------------
that such expenses of the HTI Companies shall not in the aggregate exceed the actual expenses of LZ Partners, LLC paid by LLC. None of the liabilities of LLC arising as a consequence of this Section 14.7 shall be included in any
                                 ------------
determination of Net Working Capital pursuant to Section 2.2 hereof.

     14.8  Access to Records.  After the Closing, LLC agrees to provide the HTI
           -----------------
Companies with reasonable access to the historical accounting and tax records of Zecal and any other documents transferred to LLC pursuant to this Agreement.

     14.9  Undertaking of Parent.  Parent agrees that it shall guarantee each
           ---------------------
and every one of Zecal's obligations under this Agreement and the other agreements and transactions contemplated herein.

     Section 15.   Definitions.  For the purposes of this Agreement, the
                   -----------
following terms have the meanings set forth below:

           "Affiliate" of any particular Person means any other Person
            ---------
controlling, controlled by or under common control with such particular Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise.

           "Affiliated Group" means any affiliated group as defined in Code
            ----------------
Section 1504 that has filed a consolidated return for federal income tax purposes (or any similar group under state, local or foreign law) for a period during which Zecal or any of Parent's Subsidiaries was a member.

           "CERCLA" means the federal Comprehensive Environmental Response,
            ------
Compensation, and Liability Act, as it may be amended from time to time.

           "Code" means the Internal Revenue Code of 1986, as amended, and any
            ----
reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

           "Environmental and Safety Requirements"  means all federal, state,
            -------------------------------------
local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning occupational health and safety and the pollution or protection of the environment, as the foregoing are in effect prior to, on or after the Closing Date.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "GAAP" means United States generally accepted accounting principles.
           ----

          "Indebtedness for Borrowed Money" means at a particular time, without
           -------------------------------
duplication, (i) any indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security, (iii) any indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business which are not past due), (iv) any commitment by which a Person assures a creditor against loss (including, without limitation, contingent reimbursement obligations with respect to letters of credit), (v) any indebtedness guaranteed in any manner by a Person (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse),
(vi) any obligations under capitalized leases with respect to which a Person is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Person assures a creditor against loss, (vii) any indebtedness secured by a Lien on a Person's assets and (viii) accrued interest in respect of any of the obligations described in the foregoing clauses (i) through (vii) of this definition and all premiums, penalties, charges, fees, expenses and other amounts due in connection with the payment and satisfaction in full of such obligations.

          "Insider" means any officer, director, stockholder, partner or
           -------
Affiliate, as applicable, of any of the HTI Companies or any individual related by blood, marriage or adoption to any such Person or any entity in which any such Person owns any beneficial interest.

          "Intellectual Property Rights" means all (i) patents, patent
           ----------------------------
applications and patent disclosures, (ii) trademarks, service marks, trade dress, trade names, Internet domain names and Web sites, logos and corporate names and registrations, renewals and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software and software systems, data, databases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights, (viii) copies and tangible embodiments thereof (in whatever form or medium) and (ix) all licenses, agreements or other permissions to or from third parties regarding the foregoing anywhere throughout the world.

          "Investment" as applied to any Person means (i) any direct or indirect
           ----------
purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

          "Knowledge" means, with respect to any HTI Company, after reasonable
           ---------
inquiry and diligence, the actual knowledge of Edwin Jacobson, Jack Smith, Richard Brandstatter or Lawrence Adelson.

          "Lien" or "Liens" means any mortgage, pledge, security interest,
           ----      -----
encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any sale of receivables with recourse against such Person, any of its Subsidiaries or any Affiliate, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to such Person under a lease which is not in the nature of a conditional sale or title retention agreement or any subordination arrangement in favor of another Person).

          "LLC Interest Purchase Agreement" means that certain LLC Interest
           -------------------------------
Purchase Agreement, dated as of the date hereof, between LLC and LZ Partners, LLC.

          "Loss" or "Losses" means all actions, suits, proceedings, hearings,
           ----      ------
investigations, charges, complaints, claims, demands, injunctions, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses and fees, including court costs and reasonable attorneys' fees and expenses.

          "Material Adverse Effect" means any material adverse effect upon the
           -----------------------
business, operations, financial condition, operating results, earnings, assets, customer, supplier, employee and sales representative relations or business prospects of Zecal.

          "Permitted Liens"  means (i) Tax Liens with respect to Taxes not yet
           ---------------
due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP; (ii) deposits or pledges made in connection with, or to secure payment of, utilities or similar services, workers' compensation, unemployment insurance, old age pensions or other social security obligations;
(iii) interests or title of a lessor under any of the Leases; (iv) mechanics', materialmens' or contractors' Liens or encumbrances or any similar statutory Lien or restriction for amounts not yet due and payable; (v) easements, rights-of-way, restrictions and other similar charges and encumbrances not interfering with the ordinary conduct of Zecal's business or detracting from the value of the asset subject thereto; (vi) rights of COMIDA or ESDC as regards the real property described at Section 7.10(a) hereof; and (vii) Liens under the Newco
                      ---------------
Security Agreement.

          "Person" means an individual, a partnership, a corporation, a limited
           ------
liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "P.G. Design" means P.G. Design Electronics, Inc., a Delaware
           -----------
corporation which is a wholly-owned Subsidiary of HTI and which is the parent corporation of Zecal.

          "Members Agreement" means that certain Members Agreement, dated as of
           -----------------
the date hereof, by and among LLC and the other parties thereto.

          "Newco Security Agreement" means that certain Security Agreement,
           ------------------------
dated  as of the date hereof, between Wells Fargo Business Credit, Inc. and LLC.

          "Subsidiary" means, with respect to any Person, any corporation,
           ----------
limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

          "Tax" or "Taxes" means any federal, state, county, local, foreign or
           ---      -----
other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, payroll, employment, unemployment, social security (or similar), severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

          "Tax Return" means any return, declaration, claim for refund or
           ----------
information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

     Section 16.    Miscellaneous.
                    --------------

     16.1  Remedies.  LLC and each HTI Company shall have all rights and
           --------
remedies set forth in this Agreement and all rights and remedies which such Parties have been granted at any time under any other agreement or contract and all of the rights which such Parties have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

     16.2  Consent to Amendments.  Except as otherwise expressly provided
           ---------------------
herein, the provisions of this Agreement may be amended only with the written consent of LLC and the HTI Companies. No course of dealing between or among any Persons having any interest in this Agree-ment will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

     16.3  Successors and Assigns.  Except as otherwise expressly provided
           ----------------------
herein, all covenants and agreements contained in this Agreement by or on behalf of any of the Parties shall bind and inure to the benefit of the respective successors and assigns of the Parties whether so expressed or not. LLC may assign its rights and duties under this Agreement (including its right to indemnification) at its sole discretion, in whole or in part, to a wholly owned Subsidiary, to one or more of its Affiliates, to any subsequent purchaser of LLC or any material portion of its assets (whether such sale is structured as a sale of stock, a sale of assets, a merger or otherwise) and, for collateral security purposes, to any of its lenders providing financing to LLC and all extensions, renewals, replacements, refinancings and refundings thereof in whole or in part. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the HTI Companies without the prior written consent of LLC or by LLC without the prior written consent of the HTI Companies.

     16.4  Agreement to Change Zecal's Name.  Concurrently with the Closing,
           --------------------------------
Zecal will prepare and promptly file immediately thereafter the documents necessary to change its corporate name to a name substantially dissimilar to "Zecal" and at all times thereafter, none of the HTI Companies shall use, or permit any of their Affiliates (excluding, for avoidance of doubt, LLC) to use, the name "Zecal" or any name including the name "Zecal," or any names or titles confusingly similar to such name.

     16.5  Counterparts.  This Agreement may be executed simultaneously in
           ------------
counterparts (including by means of telecopied signature pages), any one of which need not contain the signatures of more than one Party, but all such counterparts taken together shall constitute one and the same Agreement.

     16.6  Descriptive Headings; Interpretation.  The descriptive headings of
           ------------------------------------
this Agreement and the table of contents are inserted for convenience only and do not constitute a substantive part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation. The Parties intend that each representation, warranty and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty or covenant.

     16.7  Governing Law.  All other issues and questions concerning the
           -------------
construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois. In furtherance of the foregoing, the internal law of the State of Illinois shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

     16.8  Notices.  All notices, demands or other communications to be given or
           -------
delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally or telecopied to the recipient, one day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each of the Parties hereto at the addresses indicated below or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party:

     To the HTI Companies:
     --------------------

     547 West Jackson Boulevard
     Suite 1510
     Chicago, Illinois 60661
     Telecopy No.: (312) 663-9397
     Attn: Edwin Jacobson

     with a copy to:
     --------------
     (which shall not constitute notice to the HTI Companies)

     Heartland Technology, Inc.
     547 West Jackson Boulevard
     Suite 1510
     Chicago, Illinois 60661
     Telecopy No.: (312) 663-9397
     Attn: Lawrence Adelson, Esq.

     To LLC:
     ------

     Zecal Technology, LLC
     c/o Lamb Partners
     900 N. Michigan Avenue
     Chicago, IL 60611
     Telecopy No.: (312) 915-1037
     Attn: Neil G. Bluhm
     with a copy to:
     --------------
     (which shall not constitute notice to LLC)

     Kirkland & Ellis
     200 East Randolph Drive
     Chicago, Illinois 60601
     Telecopy No.: (312) 861-2200
     Attn: Gary M. Holihan, Esq.

     and:

     Heartland Technology, Inc.
     547 West Jackson Boulevard
     Suite 1510
     Chicago, Illinois 60661
     Telecopy No.: (312) 663-9397
     Attn: Lawrence Adelson, Esq.

     16.9   No Strict Construction.  The Parties have participated jointly in
            ----------------------
the negotiation and drafting of this Agreement and the other agreements contemplated hereby. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

     16.10  Entire Agreement.  This Agreement and the agreements and documents
            ----------------
referred to herein contain the entire agreement and understanding between the Parties with respect to the subject matter hereof and supersede any prior understanding, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way.

     16.11  Severability.  Whenever possible, each provision of this Agreement
            ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application of any such provision to any Person or circumstance is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     16.12  No Third-Party Beneficiaries.  With the exception of LZ Partners,
            ----------------------------
LLC, which shall be an intended third-party beneficiary of this Agreement (including, without limitation, with respect to the specific rights enumerated in Section 2.2 hereof), and in furtherance thereof, the LZ Directors (as defined
   -----------
in the Members Agreement) shall have the rights enumerated in Section 1(c) of the Members Agreement, this Agreement is for the sole benefit of the Parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any Person, other than the Parties and such permitted successors and assigns, any legal or equitable rights hereunder.

     16.13  Schedules.  Nothing in any schedule attached hereto shall be
            ---------
adequate to disclose an exception to a representation or warranty made in this Agreement unless such schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself. No exceptions to any representations or warranties disclosed on one schedule shall constitute an exception to any other representations or warranties made in this Agreement unless the substance of such exception is disclosed as provided herein on each such other applicable schedule or a specific cross-reference to a disclosure on another schedule is made. All schedules and exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

                                 *  *  *  *  *

     IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement on the date first written above.


                              HEARTLAND TECHNOLOGY, INC.

                              By:_____________________________________

                                 Name:________________________________

                                 Title:_______________________________



                              ZECAL CORP.

                              By:_____________________________________

                                 Name:________________________________

                                 Title:_______________________________



                              ZECAL TECHNOLOGY, LLC

                              By:_____________________________________

                                 Name:________________________________

                                 Title:_______________________________


               [Signature Page to the Asset Purchase Agreement]